ALDA Pharmaceuticals Corp. 635 Columbia Street, New Westminster, British Columbia, V3M 1A7 Telephone: 604-521-8300; Facsimile: 604-521-8322

Form 51-102F1

Management’s Discussion & Analysis

For the three month period ended

September 30, 2008

December 1, 2008

The statements contained in this report that are not purely historical are forward-looking statements. “Forward looking statements ” include statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward looking statements include: statements regarding future products or products or product development; statements regarding future selling, general and administrative costs and research and development spending; and our product development strategy; statements regarding future capital expenditures and financing requirements; and similar forward looking statements. It is important to note that our actual results could differ materially from those in such forward-looking statements.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

1.1

DATE

This Management Discussion and Analysis (“MD&A”) is dated December 1, 2008 and should be read in conjunction with the consolidated financial statements of ALDA Pharmaceuticals Corp. (“ALDA” or the “Company”) for the financial year ended June 30, 2008. All financial information is expressed in Canadian dollars and is prepared in accordance with Canadian generally accepted accounting principles (“GAAP”).

The financial statements have been prepared on a going concern basis, according to Section 1400 of the Canadian Institute of Chartered Accountants (“CICA”), which assumes the realization of assets and settlement of liabilities in the normal course of the business. The Company has yet to achieve a level of revenues adequate to achieve profitability. The application of the going concern assumption is dependent on management’s ability to successfully execute its business plan, to secure sufficient financing, and to develop profitable operations.  Management of the Company believes that it will succeed in meeting those objectives, allowing the continued operation of the company.  Additional equity or debt-based financing is required to continue the Company’s operations and pursue therapeutic developments.

1.2

OVERALL PERFORMANCE

On November 13, 2003, ALDA Pharmaceuticals Corp., formerly Duft Biotech Capital Ltd., completed the acquisition of the assets of 513947 BC Ltd., formerly ALDA Pharmaceuticals Inc., (“the Qualifying Transaction”) and a $1.2 Million financing arranged by Canaccord Capital Corporation (“the Financing”). ALDA trades on the TSX Venture Exchange in Vancouver, Canada under the symbol “APH”.

ALDA has developed a patent-pending infection control formulation, referred to as T36®, a mixture of ethanol, o-phenylphenol, benzalkonium chloride and other ingredients (including lemon fragrance and water).  All of these component chemicals are bio-degradable.

Manufacturing and sales agreements

Canada

On October 4, 2005 the Company signed a manufacturing agreement with Norwood Packaging Ltd. (“Norwood”) of Surrey British Columbia, Canada to manufacture its T36® Disinfectant antibacterial product. On June 18, 2008, both the Company and Norwood agreed to waive the 90 day notice period required in the agreement and to terminate the agreement. For future orders, ALDA will provide Norwood with purchase orders and pay Norwood according to the standard payment terms that Norwood provides to its other customers. The Company has also started to use other manufacturers.

An agreement between Group 270 Sales and Marketing Inc. (“Group 270”) and ALDA was established on November 17, 2006 in which Group 270 will assist ALDA in selling ALDA’s products in the retail market. To accomplish this, Group 270 will undertake market research and a competitive analysis to estimate total annual volume in the area of personal disinfectants, estimate annual sales volumes, establish the pricing structure for retail and establish a roll out strategy to national retail chains, such as Shoppers Drug Mart, Loblaws, Wal-Mart and Zellers, sourcing and engaging a third party logistics company for order fulfillment, establish EDI and order processing development.

On August 22, 2008 Group 270 and the Company mutually agreed that Group 270 will be compensated at the rate of $100 per hour rather than receiving a monthly retainer. In the event that both ALDA and Group 270 mutually agree that there is sufficient reason to continue the payment, it will remain in effect on a month to month basis until the payment of a commission rate of 8% of net sales exceeds the $1,500 per month. At that time the monthly payment will cease and Group 270 will receive only the commission.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Manufacturing and sales agreements (continued)

The agreement may be terminated if either party provides the other party with 60 days written notice, by either party if there has been a breach of any provision of the agreement and thirty (30) days has elapsed from the date that written notice has been sent to the party in breach by the other party or at the option of either party, if the other party becomes insolvent; violates the laws, regulations, rules, or statutes of any government; ceases doing business; makes an assignment for the benefit of creditors; or commits an act of bankruptcy. A failure by either party to exercise any right hereunder shall not operate as a waiver of such right and all remedies contained within the agreement shall be cumulative.

China

On October 6, 2004, ALDA entered into an agreement with Fuzhou Xinmei Biotech Co. Ltd. (“Fuzhou”) to manufacture and distribute ALDA’s products Fujian province in China. On August 31, 2006, an agent acting on behalf of Fuzhou (“the Agent”), received a Certificate of Approval from the Fujian Centre of Disease Control for T36® Disinfectant after passing all of the required tests. The registration of T36® Disinfectant in China was expanded beyond disinfection of inanimate objects, such as hospital equipment and instruments, to also allow external use on humans, including use as a first-aid antiseptic and hand sanitizer. The Certificate of Approval allowed the Agent to apply to the Chinese National Centre for Health Inspection and Supervision for approval to manufacture T36® Disinfectant for sale in China and for export. On April 19, 2007, a manufacturing certificate (Certificate of Approval (Health ID. No. 0109) was granted to the Agent in China for a period of four years from April 19, 2007 to April 18, 2011 and is renewable by filing an application for renewal 6 months before the expiry date.

In May 25, 2007, ALDA’s agent in China established a new company, He-Yi She Ye Limited (“He-Yi”) and the agreement with Fuzhou was transferred to He-Yi and expanded to cover marketing in all of China. The agreement with He-Yi provides that ALDA will provide He-Yi with all information that ALDA has at its disposal to assist with the registration of ALDA’s products in China. In the agreement, it is stated that He-Yi will be responsible for procuring all necessary government approvals for ALDA’s products within 6 months from the time all technical data to support the application is provided by ALDA Pharmaceuticals Corp. Quarterly reports on the progress of the approvals will be provided to ALDA by He-Yi. Extensions may be requested by He-Yi to procure all necessary government approvals and may not be unreasonably refused by ALDA for recurring periods of 3 months if He-Yi is employing its best efforts in obtaining the registration of the ALDA products in China and is providing quarterly reports as required or more time is required by ALDA Pharmaceuticals Corp. to obtain information required by He-Yi. As noted above, He-Yi has now fulfilled its obligations to register T36® Disinfectant for sale in China.

Under the terms of the agreement, ALDA Pharmaceuticals Corp. will provide He-Yi with the specifications required for He-Yi to provide a manufacturing facility suitable for the manufacturing of ALDA’s products. He-Yi will provide a fully equipped manufacturing facility according to the specifications provided by ALDA, to produce the ALDA products subject to He-Yi employing its best efforts to obtain the space, materials and equipment specified by ALDA and He-Yi will have the right to distribute ALDA’s products in China subject to ALDA’s approval of each distributorship. As announced in a news release distributed by the Company on May 29, 2008, He-Yi has fulfilled it’s obligation to establish a manufacturing facility.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Manufacturing and sales agreements (continued)

The Agreement is effective until April 18, 2011 (“the Initial Term”).  Upon expiration of the Initial Term, the Agreement may be renewed for additional periods, (“the Renewals”) provided that ALDA and He-Yi have each met all of their obligations under the Agreement and provided that He-Yi is able to obtain renewals of the Certificate of Approval (Health ID. No. 0109) that has been granted by the Ministry of Health of the People’s Republic of China and expires on April 18, 2011. Any renewals will reflect current market conditions in the territory served by He-Yi at the time the Renewals are granted and the time periods of any Renewals will be the same as the corresponding time periods of the renewals of the Certificate

For the first 3 years after production is started by He-Yi and within 6 months after production is started by He-Yi, ALDA and He-Yi will establish minimum sales levels and, thereafter, after each new distributorship is established.

He-Yi will pay ALDA a royalty, based on the gross revenues received by He-Yi for all of ALDA’s products sold in China as follows:

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5% during the first and second year after production is started by He-Yi,

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8% during the third year,

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6% after a doubling of sales over the sales achieved in the second year has occurred.

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He-Yi will pay ALDA a 10% royalty based on the gross revenues received by He-Yi for all of ALDA’s products sold by He-Yi outside of China.

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All royalties will be paid monthly within 30 days after each month end.

ALDA, at ALDA’s discretion, will have the right to buy product from He-Yi. At the request of ALDA and with the authorization of ALDA, He-Yi agrees to direct ship ALDA’s products for ALDA, at ALDA’s expense, to anywhere in the world.

As of the date of this report, the agreement is in good standing. On April 8, 2008, the Company announced that He-Yi had secured four contracts for the distribution of T36® Disinfectant in China. Evergreen Health Care committed to minimum sales of 1 million RMB in Hong Kong and Macau for a period of one year, Jin Wei Kai Medical Technology Limited and Jin Qin Scientific Development Ltd. to 4.8 Million RMB each over three years in northern China (Beijing) and central China (Wu Hang), respectively, and Wondfo Biotech Co. Ltd. to 3 million RMB in southern China (Guang Zhou) over three years. The total sales potential of all four contracts is 13.6 Million RMB or nearly CDN $2 million at the current exchange rate. The Company will realize a royalty as described above on any sales achieved by He-Yi. On May 29, 2008, the Company announced that the manufacturing facility set up in China by He-Yi was operational and that the first production runs had started. In addition, a pilot batch of the T36® formulation that was manufactured by He-Yi passed the quality control and efficacy tests. At the time of this report, He-Yi was sourcing materials for the Company to use for the preparation of wipe canisters to contain T36® Disinfectant and T36® “Ready to Use” Disinfectant Cleaner. He-Yi is also seeking registration of the T36® Disinfectant in gel form for use as a hand antiseptic.

United States

On December 13, 2007, the Company announced that the services of Brand Institute, Inc. had been engaged to assist with marketing efforts in the US and internationally, particularly with the development of the retail and therapeutic applications of the T36® technology. The Company saw a need to align its marketing efforts with its anticipated European and FDA product registrations and the proposed listing of its shares in the US.  Due to its US and international presence, Brand Institute, Inc. was selected to work with the Company in its targeted markets. Brand Institute, Inc. offers pharmaceutical naming, packaging and labeling, trade marking and market research services, as well as global regulatory insight provided by former key officials from the FDA and Health Canada. With offices in the US, Europe and Asia, Brand Institute Inc. will provide strategic and regulatory assistance to the Company as it establishes its presence in markets outside of Canada. Brand Institute is also assisting the Company with the re-design of its website and with other aspects of its retail marketing program such as label design and graphics. At the time of this report, only the website design is still outstanding. Due to the economic consitions prevailing at the time of this report, the Company is postponing this work in order to conserve cash.

No other active sales or manufacturing agreements are in place.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Patents

The Company is attempting to patent or secure proprietary protection for the specific combination and manufacturing of the T36® formulation although the ingredients are all common chemical compounds.

The Patent Cooperation Treaty (PCT) is an international patent law treaty established in 1970. It provides a unified procedure for filing patent applications to protect inventions in each of its Contracting States, which includes each jurisdiction specified below. A patent application filed under the PCT is called an “international application” or “PCT application”. A single filing of an international application is made with a Receiving Office (RO) in one language. It then results in a search being performed by an International Searching Authority (ISA), accompanied with a written opinion regarding the patentability of the invention which is the subject of the application. Optionally, this is followed by a preliminary examination, performed by an International Preliminary Examining Authority (IPEA). The PCT does not lead to the grant of an "international patent", which does not exist, but rather, national patent examinations that are handled by each relevant national or regional authority. For example, in Canada, the US, China, Australia and Singapore, there are national patent offices whereas, in Europe, the European Patent Office handles the national phase for its member states.

API filed patent application #PCT/CA2002/001284, “A wide spectrum disinfectant”, on August 20, 2002. All rights to the patent application were transferred from API to the Company on completion of the Qualifying Transaction on November 13, 2003. A summary of subsequent events is presented below.

Canada

On February 18, 2005 the Canadian Intellectual Property Office (“CIPO”) received the PCT patent application and assigned it Patent Application Number 2,495,938. On August 17, 2007, the Company filed a Request for Examination with CIPO. On September 24, 2007 the Company filed a Voluntary Amendment to the patent application filed with CIPO. The proposed amendments expanded the claims to include a number of therapeutic applications of the T36® formulation, including its use in cosmetics and in a microbicidal gel to prevent the transmission of sexually transmitted infections (“STI’s”). On October 4, 2007, the Company was notified that CIPO had acknowledged a request by the Company to examine the patent application. Since the process of examination can take two years, for a fee of $500, the Company requested an Expedited Examination on November 7, 2007 to reduce the response time to approximately three months. On April 8, 2008, CIPO provided an Office Action in which a number of questions were posed to the Company. Many of the same questions had already been posed by the Examiner for the EPO. These will be addressed before the deadline of October 8, 2009. No further action was taken on the Canadian patent application as of the date of this report.

European Union

On March 30, 2005 the PCT application was accepted for national examination by the European Patent Office (“EPO”) which assigned it Patent Application Number 02754054.1-2113. The countries covered by the European patent application are Austria, Belgium, Bulgaria, Switzerland, Cyprus, the Czech Republic, Germany, Denmark, Estonia, Spain, Finland, France, Great Britain (the UK), Greece, Ireland, Italy, Liechtenstein, Luxembourg, Monaco, Netherlands, Portugal, Sweden, the Slovak Republic and Turkey. On May 18, 2005, the bibliographic data of the above-noted application was published in the European Patent Bulletin, under Publication No. 1530485. The resulting effect of such publication is that any possible infringer is deemed to have knowledge of the patent application without the Company having to formally inform them of this application’s existence. On October 18, 2006 the EPO provided the Company with an Office Action requesting further information on the patent application. The Company responded to the questions and received a second Office Action, dated September 5, 2007 from the EPO. This second Office Action requested that the Company provide certain additional information and to conduct certain experiments to support the claims that were made in the application. As of the date of this report, the Company has completed the literature research required to provide the additional information required by the EPO. Certain laboratory studies have been conducted or are still in progress to fully address the questions raised by the EPO.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Patents (continued)

China

On June 25, 2005 the Company was notified that the PCT application was accepted for national examination by the Patent Office of the People’s Republic of China (“Chinese Patent Office”) and assigned Patent Application Number 02829642.7. On August 11, 2005, the Chinese Patent Office accepted a Request for Substantive Examination from the Company. The application was published in the Chinese Patent Gazette on October 19, 2005, under Publication No. CN1684711A and entered into Substantive Examination. On February 5, 2006, the Company filed a Voluntary Amendment to the original patent application to correct certain minor errors in the original application. On June 2, 2006, the Chinese Patent Office provided an Office Action which requested certain additional amendments to the patent application. On December 18, 2006, the Company filed its response to the Office Action. The Company was notified by the Chinese Patent Office that the Chinese patent had been allowed, effective June 8, 2007. During the quarter ended September 30, 2007, amendments to the original patent application were drafted. As in the case of the amendments prepared for CIPO, the proposed amendments to the Chinese patent expand the original claims to include a number of therapeutic applications of the T36® formulation, including its use in cosmetics and in a microbicidal gel to prevent the transmission of sexually transmitted infections (“STI’s”).  On October 10, 2007, the Company was advised that the amended claims had been submitted to the Chinese Patent Office. On January 30, 2008 the Chinese Patent office assigned Chinese Divisional Patent Application No. 200710142798.3 to the new application which was published in the Chinese Patent Gazette, under Publication No. CN101112624A. At the time of this report, no further developments have occurred with this Chinese patent application. On February 6, 2008, the Company announced that Certificate of Invention Patent Number ZL02829642.7 had been issued by the State Intellectual Property Office of the People’s Republic of China. The patent provides protection for the composition and production methods for ALDA’s T36® formulation until August 20, 2022.

United States

On February 18, 2005, the US Patent and Trademark Office (“USPTO”) received the PCT patent application and assigned it Patent Application Number 10/525,110. The patent application was published by the USPTO on December 22, 2005, under Publication Number US 2005/0282727. On July 27, 2006, the Company received that first Office Action from the USPTO which required clarification or modification of certain claims made in the patent application. The Company was required to respond to the Office Action by October 27, 2006 and did so on October 26, 2006 with amendments to the claims that required clarification or modification. On February 7, 2007 the USPTO provided the Company with a Notice of Allowance for the US patent with all claims made by the Company accepted by the USPTO. A Notice of Allowance is not a grant of a patent and is subject to withdrawal by the USPTO or on petition by the Company. The Company then filed certain minor, voluntary amendments to the patent application and a second Notice of Allowance, dated June 8, 2007 was provided by the USPTO. During the quarter ended September 30, 2007, amendments to the original patent application were drafted. These amendments were submitted to the USPTO as a U.S. Continuation Patent Application in December, 2007. As in the case of the amendments prepared for the Chinese Patent Office and CIPO, the proposed amendments to the US patent expand the original claims to include a number of therapeutic applications of the T36® formulation, including its use in cosmetics and in a microbicidal gel to prevent the transmission of sexually transmitted infections (“STI’s”). On January 23, 2008 the USPTO issued a Filing Receipt for the U.S. Continuation Patent Application and assigned Serial No. 11/966,128 to the application. On February 15, 2008, the Company was advised that a Notice of Allowance had been received from the USPTO projecting that the US patent would be issued on March 4, 2008. As projected, U.S. Patent Number 7,338,927 was issued on that date and provides protection for the composition and production methods for ALDA's T36® formulation until August 20, 2022.  The patent can be viewed on the website of the USPTO. On May 2, 2008, the USPTO issued an Office action in response to U.S. Continuation Patent Application No. 11/966,128. A number of questions were posed to the Company and these were addressed by the company prior to the deadline of November 2, 2008.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Patents (continued)

Singapore

On February 18, 2005, the Singapore Patent Office accepted the PCT patent application and assigned it Patent Application Number 200500987-3. On July 31, 2007, the Company was notified that the application had been examined by the Intellectual Property Office of Singapore and satisfied the formal requirements of the Patent Act and Rules of Singapore. Accordingly, the application was assigned Divisional Singapore Patent Application No. 200703677-5. The Company can now file a Request for a Search Report by September 18, 2008, and subsequently file a Request for an Examination Report by September 18, 2009. No further action was taken on the Singapore patent application as of the date of this report.

Australia

On March 15, 2005 the PCT application was accepted for national examination by the Australian patent office on March 15, 2005 and assigned with Patent Application Number 2002322916. On October 24, 2006, the Australian patent office provided the Company with a Direction to Request Examination. Under Australian Patent law, such examination must be requested within five years of the filing date or within six months of receiving a direction from the Australian Patent Office, whichever is sooner. On October 10, 2007 the Company announced that the Australian Patent Office had accepted the patent application with no objections. On December 4, 2007, a divisional application was filed at the Australian Patent Office. As in the case of the amendments prepared for the Chinese Patent Office, CIPO and the USPTO, the divisional application provides amendments to the Australian patent that expand the original claims to include a number of therapeutic applications of the T36® formulation, including its use in cosmetics and in a microbicidal gel to prevent the transmission of sexually transmitted infections (“STI’s”). On February 22, 2008, the Company announced that Australian Patent Number 2002322916 has been issued by the Australia Patent Office. The patent provides protection for the composition and production methods for ALDA’s T36® formulation until August 20, 2022. On March 3, 2008, the Company was notified that the divisional application had been assigned Serial No. 2007237333 with an official filing date of August 20, 2002. Examination of the application was requested by the Company on June 3, 2008.

PCT application for anti-inflammatory, antiseptic therapeutic formulation

On March 20, 2008 the Company filed a comprehensive new patent application, International Application No. PCT/CA2008/000536, “Antiseptic Compositions for the Treatment of Infections”, with CIPO under the Patent Cooperation Treaty (PCT). The new PCT application seeks protection for the composition and preparation of T36® formulations that also contain steroids, anesthetics or analgesics for use on topical infections and, in particular, inflamed infections. Typically, infections with associated inflammation are treated with separate antiseptic and anti-inflammatory preparations. The new T36® formulations combine these properties into a single treatment, making the prescription process easier for the physician and the application easier for the patient.

In preliminary studies, under the direction of a physician, T36® formulations containing anti-inflammatory steroids quickly resolved a number of skin infections, some of which had resisted all other treatments. Examples include chronic eczema with secondary Staphylococcus infections and fungal infections, such as athlete’s foot, Tinea versicolor. As of the date of this report, there have been no developments with this PCT application

As the time of writing, the Company has no assurance that any patents that have not yet been granted will be granted at all and, if any patents are granted, the Company cannot estimate when the patents will be granted or what claims will be allowed and protected.

Trademarks

The Company successfully trademarked “T36” in Canada on April 22, 2004 and in the United States on November 2, 2004.  The trademark in the United States is a Principal Register mark. The Principal Register of the US Patent and Trademark Office (“USPTO”) conveys the important substantive rights that most people associate with federal registration and, as a result, it is the preferred method of federal trademark protection. Probably the most important benefit of placing a mark on the Principal Register is that anybody who later initiates use of the same or a confusingly similar trademark may be presumed by the courts to be a "willful infringer" and therefore liable for damages.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Trademarks (continued)

The Company also successfully trademarked the Company’s logo in Canada on July 16, 2004 and in the United States on January 18, 2005, also as a Principal Register mark. On March 3, 2008, CIPO accepted applications filed by the Company to register “T36 Disinfex” (File No. 1385140) and “T36 Safe-T-Cide” (File No. 1385134) as trademarks in Canada. These names were selected through the work done by Brand Institute to establish new “brands” for the Company’s products for the retail and commercial markets. After a period of 6 months, the Company can elect to apply to other jurisdictions for trademark protection for these proposed trademarks. Although the Company’s management believes that sufficient due diligence has been conducted to select appropriate trade marks and to avoid infringement on any existing trade marks or trade marks for which applications have been submitted, there is no guarantee that the new trade marks will be issued or that the trademarks will not infringe on the trademarks of other companies or that other companies will not take action against the Company for trade mark infringement.

Product development

During its first five years, the Company’s primary focus has been on product development.  The Company’s first product, a surface disinfectant called “Viralex” and subsequently renamed “T36® Disinfectant”, was launched in September of 2001. It is being sold primarily to (i) “First Responder” organizations including ambulance, fire fighters and police forces in Canada, (ii) dental clinics, and (iii) beauty and hair care salons and spas. T36® Disinfectant has been approved by Health Canada for use on any hard, inanimate non-porous surfaces.  This includes, but is not limited to, counter tops, cutting boards, sinks, tubs, walls, floors, windows, mirrors, scissors, nail clippers and other equipment used in beauty salons and spas, dental mirrors and other equipment in dental offices, and equipment used by firefighters, police and paramedics. T36® Disinfectant is also approved by the Canadian Food Inspection Agency (“CFIA”) for use in restaurants and other facilities where food is prepared.

Efficacy studies

Efficacy studies refer to proving a drug's effectiveness (in this case as a disinfectant) in producing a desired result (bactericide, virucide, fungicide or tuberculocide). In studies conducted by independent laboratories in Canada and the United States, T36® Disinfectant has demonstrated efficacy against bacteria, fungi and viruses. The types of surfaces tested were hard non-porous surfaces unless otherwise noted.

1.

An efficacy study, dated February 10, 1997, was conducted by British Columbia Research Inc. (Vancouver, Canada) under the supervision of Dr. Ernie Lee. The  organisms tested were four strains of bacteria (Staphylococcus epidermis, Pseudomonas aeruginosa, Serratia marcescens, and Mycobacterium tuberculosis) one strain of yeast (Candida albicans), spores from one strain of fungus (Aspergillus fumigatus) and two strains of viruses (Herpes Simplex Virus-1 and Poliovirus-1) in compliance with test standards accepted by Health Canada’s Therapeutic Product Directorate Twenty five replicates of each organism at low levels, ranging from 38 to 177 cfu’s/ml (colony forming units/ml) were dried on microscope cover slips and exposed to T36® Disinfectant for varying times. The studies demonstrated that no growth occurred for any of the replicates. It was concluded that T36® Disinfectant was 100% effective against all five organisms after 10 minutes or longer contact times. At shorter contact times, the kill rate for all 5 organisms ranged from 95.5% to 97.2% after a 1 minute exposure and 98.7 and 99.0% after a 5 minute exposure.

2.

An efficacy study, dated June 6, 1997, was conducted by Dr. Richard Stokes of the University of British Columbia in conjunction with the British Columbia Children’s Hospital.  Twenty replicates of Mycobacterium tuberculosis at approximately 107cfu’s/ml were dried on microscope cover slips and exposed to T36® Disinfectant for varying times. The studies demonstrated that the kill rate was 99.99997% (a reduction of log10 = 6.46) and 99.99998% (a reduction of log10 = 6.59)  after a 10 minute exposure. The requirement for a disinfectant to be designated as “Tuberculocidal” by Health Canada is a log10 reduction of 6.0 or greater.

3.

Efficacy studies were conducted by Viromed Biosafety Laboratories of Minneapolis, Minnesota, completed on February 23, 2000. The organisms tested were Staphylococcus aureus, Pseumomonas aeruginosa, Salmonella choleraesuis, Human Immunodeficiency Virus Type I, Herpes simplex Virus Type 1, Trichophyton mentagrophytes and Poliovirus Type 1, in compliance with test standards accepted by the Environmental Protection Agency (“EPA”) of the United States.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

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For each of the bacteria, Staphylococcus aureus, Pseumomonas aeruginosa, Salmonella choleraesuis, 180 replicates at 6.1 x106 cfu/ml (log10 = 6.79), 1.9 x 106 cfu/ml (log10 = 6.28) and 1.7 x 104 cfu/ml (log10 = 4.23), respectively, were dried on microscope slides and exposed to T36® Disinfectant for 3 minutes. For both Staphylococcus aureus and Pseumomonas aeruginosa, growth was observed on only 1 replicate out of 180. For Salmonella choleraesuis, none of the 180 replicates showed any growth. These results met the requirement that no more than 1 replicate out of 60 can show growth and T36® Disinfectant was deemed to demonstrate efficacy against all three bacteria.

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For Human Immunodeficiency Virus Type I, six replicates at 1.77 x105 cfu/ml (log10 = 5.25), were dried on the bottom of Petri dishes. After being exposed to T36® Disinfectant for 3 minutes, none of the replicates showed any viral activity and T36® Disinfectant was deemed to demonstrate efficacy against HIV.

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For Herpes simplex Virus Type 1, six replicates at 5.6 x106 cfu/ml (log10 = 6.25), were dried on the bottom of Petri dishes, After being exposed to T36® Disinfectant for 3 minutes, none of the replicates showed any viral activity and T36® Disinfectant was deemed to demonstrate efficacy against the Herpes virus.

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For Poliovirus Type 1, six replicates at 5.6 x105 cfu/ml (log10 = 5.75), were dried on the bottom of Petri dishes. After being exposed to T36® Disinfectant for 3 minutes, none of the replicates showed any viral activity and T36® Disinfectant was deemed to demonstrate efficacy against the Polio virus.

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For the fungus, Trichophyton mentagrophytes, twenty replicates at 4.6 x104 cfu/ml (log10 = 4.66), were dried on microscope slides. After being exposed to T36® Disinfectant for 3 minutes, none of the replicates showed any viral activity and T36® Disinfectant was deemed to demonstrate efficacy against Trichophyton mentagrophytes.

The above studies demonstrated that T36® Disinfectant was effective in inactivating polio viruses within 3 minutes and tuberculosis mycobacteria within 5 minutes. Polio and tuberculosis are benchmark micro-organisms because they are among the most difficult to kill with disinfectant products. Efficacy against polio and tuberculosis demonstrates a high level of disinfection capability. In order to make a virucidal claim and a tuberculocidal claim, a disinfectant product must demonstrate its ability to destroy the poliomyelitis type 1 virus, and Mycobacterium bovis or tuberculosis mycobacteria within a specified time. This is mandated in Canada by the Canadian General Standards Board, “Assessment of Efficacy of Antimicrobial Agents for Use on Environmental Surfaces and Medical Devices”, CAN/CGSB -2.161-97, p.4, and the Therapeutic Products Programme Guidelines on Disinfectant Drugs, 1999 Edition, Appendix II on page 23.

In all of the testing described above, controls were used to validate the testing protocols. A positive test result required complete inactivation of the tested viruses and complete efficacy against the fungi and bacteria as required by the U.S. EPA for disinfectant label claims. The results from BCRI demonstrated efficacy in excess of Log10 4.0 (i.e. 10,000 times reduction in micro-organisms) in compliance of the standards required in Canada. The tuberculocidal studies demonstrated results in excess of Log10 6.0 (1,000,000 times reduction in micro-organisms).

The above studies, although completed some time ago, are still valuable assets of the Company because they are being used to support further regulatory approvals of the T36® formulation. For example, the studies are being incorporated into the pre-IND package for the FDA, described below.

Toxicology studies

Toxicology is the study of the adverse effects of chemical, physical or biological agents on living organisms and the ecosystem, including the prevention and amelioration of such adverse effects. The toxicology studies listed below were conducted in the United States by Product Safety Labs in East Brunswick, New Jersey, USA and completed in November, 1999.

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Acute Oral Toxicity Study in Rats - This test determines the amount of a substance that kills 50% of the test population of experimental animals when administered as a single dose. Five thousand milligrams of T36® Disinfectant per kilogram of bodyweight was administered orally to ten healthy rats. The animals were observed for mortality, signs of gross toxicity, and behavioral changes at least once daily for 14 days. Bodyweights were recorded prior to administration and again on Days 7 and 14. Necropsies were performed on all animals at terminal sacrifice. All animals survived and gained weight during the study. Following administration, most animals exhibited piloerection (erection of the hair), hunched posture and/or were hypoactive. Apart from one female that exhibited reduced fecal volume between Days 0 and 5, all affected animals recovered from the above symptoms.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Based on the results of this study, the single dose acute oral LD50 of T36® Disinfectant is greater than 5,000 mg/kg of bodyweight

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Primary Skin Irritation Study in Rabbits -  This test determines the potential for a substance to produce irritation after a single topical application. Five-tenths of a milliliter of T36® Disinfectant was applied to the skin of three healthy rabbits for 4 hours. Following exposure, dermal irritation was evaluated and no dermal irritation was noted at any dose site during the study. Based on the results of this study, T36® Disinfectant is classified as non-irritating to the skin.

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Primary Eye Irritation Study in Rabbits - This test determines the potential for a substance to produce irritation from a single dose to the eye. One-tenth of a milliliter of T36® Disinfectant was placed into the right eye of six healthy rabbits. The treated eyes of three rabbits were rinsed with physiological saline after instillation. The eyes of the remaining three rabbits were not rinsed. The left eye remained untreated and served as a control. Ocular irritation was evaluated and, based on the results of this study,T36® Disinfectant is classified as moderately irritating to the unrinsed eye and severely irritating to the rinsed eye.

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Acute Inhalation Toxicity Study in Rats - This test determines the potential for a substance to produce toxicity from a single exposure via the inhalation route. Ten healthy rats were exposed to T36® Disinfectant vapours at a closed chamber at a concentration 2.02 mg/L for 4 hours. The animals were observed for mortality, signs of gross toxicity, and behavioral changes at least once daily for 14 days thereafter. Bodyweights were recorded prior to exposure and again on Days 7 and 14. All animals survived exposure to the test atmosphere and gained bodyweight over the 14-day observation period. During the exposure, the rats Exhibited ocular and nasal discharge, shortness of breath, irregular respiration, shallow respiration, hunched posture and hypoactivity. With the exception of ocular and nasal discharge and shallow respiration, similar clinical signs persisted in all animals upon removal from the exposure chamber. Some animals also developed noisy breathing, reduced fecal volume and/or a prone posture, but all rats recovered from these symptoms by Day 11 and appeared active and healthy for the remainder of the study. Necropsy findings at terminal sacrifice were unremarkable. Based on the results of this study, the single exposure acute inhalation LC50 of T36® Disinfectant is greater than 2.02 mg/L.

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Acute Dermal Toxicity Study in Rats - This test determines the health hazards likely to arise from a short-term exposure to a substance from a single topical application to the skin. Two thousand milligrams per kilogram of bodyweight of T36® Disinfectant was applied to the skin of ten healthy rats for 24 hours. The animals were observed for mortality, signs of gross toxicity, and behavioral changes at least once daily for 14 days. Bodyweights were recorded prior to application and again on Days 7 and 14. Necropsies were performed on all animals at terminal sacrifice. All animals survived, gained weight and appeared active and healthy. There were no signs of gross toxicity, adverse pharmacologic effects or abnormal behavior. Gross necropsy findings at terminal sacrifice were unremarkable. Based on the results of this study, the single dose acute dermal LD50 of T36® Disinfectant is greater than 2,000 mg/kg of bodyweight.

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Dermal Sensitization Study in Guinea Pigs - This test determines the potential for a substance to produce sensitization after repeated topical applications. T36® Disinfectant was topically applied to twenty healthy test guinea pigs, once each week for a three week induction period. Twenty-seven days after the first induction dose, a challenge dose of T36® Disinfectant at its highest non-irritating concentration (100%) was applied to a new site on each guinea pig. Ten untreated animals were maintained under the same environmental conditions and treated with T36® Disinfectant at challenge only. Approximately 24 and 48 hours after each induction and challenge dose, the animals were scored for erythema (redness of the skin). Based on the results of this study, T36® Disinfectant is not considered to be a contact sensitizer.

The Company is also in various stages of development of other products including:

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"Ready to Use" Disinfectant Cleaner: This product has been recognized by Health Canada as being able to kill bacteria, fungi and viruses on hard surfaces within 10 minutes (compared to the 3 to 5 minute time for T36® Disinfectant).  It has also passed internal company efficacy and cleaning testing.  This product is intended for use in hospitals, cruise lines, airlines and consumer applications that don’t require a disinfectant product that is as fast acting as T36® Disinfectant, but need a more economical product.  The Health Canada DIN for this product is 02272989. On July 17, 2008, the company received DIN 02314134 for this same product but renamed to “T36® Disinfex Disinfectant Cleaner?  The Company has not determined when manufacturing will be started or when revenues will be realized from this product but has started planning its manufacturing and introduction. This product will be sold as wipes contained in canisters.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Product development (continued)

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Disinfectant Cleaner CONCENTRATE: This product has completed testing and is registered with Health Canada (DIN 02278820). For US sales, EPA registration is required at an estimated cost of $100,000. Completion of the required US registration is dependent on financing. The EPA registration is projected to be completed 2 years after a decision is made to proceed. International sales are important to the Company and delays in US registration could have a significant effect on future sales and cash flow, as well as allow competition to penetrate this market. The first batch of Disinfectant Cleaner Concentrate has been manufactured and is now ready to be shipped to distributors in Canada as reported by the Company in a news release dated November 17, 2008. The Company cannot predict what sales of this product, if any, will occur.

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Hand Sanitizer:  In February 2006, the Company started marketing a hand sanitizer product (Health Canada DIN 02247771) through its current distributors to existing customers. No further testing or registrations of this product are planned. This product may be discontinued once the Company’s own T36® Antiseptic Hand Sanitizer, described below, is ready to be marketed.

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T36® Antiseptic Hand Sanitizer: In October, 2007, the Company applied to Health Canada for a DIN for a new Antiseptic Hand Sanitizer. DIN 02314320 was issued on July 22, 2008 as announced by the Company in a news release dated July 23, 2008. The new DIN allows the Company to sell its first product for human use. The Company is currently arranging for this product to be manufactured. The Company cannot predict what sales of this product, if any, will occur.

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T36® Personal Disinfectant, T36® Disinfectant Wipes: These products have been designed for use by general public for cleaning and disinfecting their hands or hard surfaces. Development has been completed and both products are registered with Health Canada (DIN’s 02231344 and 02272989, respectively). No further testing or registrations are planned and no final product has been manufactured or marketed up to the date of this report. It is not known when manufacturing will be started or when revenues will be realized from these products. Delays may cause reductions in anticipated revenue generation. He-Yi is working with the Company to manufacture wipe canisters that can be purchased by the Company for filling in Canada.

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Microbicide Gel: This product has been formulated and now requires testing for efficacy and toxicity. It was developed as a personal lubricant to prevent the transmission of sexually transmitted infections (“STI’s”). Nearly 40 million people are now infected with HIV and 4 to 5 Million new HIV infections have been reported every year since 1999. On January 28, 2008, representatives of the Company attended the 4th Canadian Microbicides Symposium held in Ottawa, Ontario. The event was being organized by the Canadian AIDS Society and was attended by approximately 40 invitees from government departments, research organizations, the private sector and community organizations. The goal of the symposium was to implement the Canadian Microbicide Action Plan (CMAP), which is a commitment from Canada to contribute to microbicides both domestically and internationally, with an emphasis on the urgent need for improved products. As a result of attending the symposium, the Company identified potential joint venture partners that could provide delivery systems of the Company’s Microbicidal Gel. However, the testing required to attain regulatory approval of this product would be beyond the financial capabilities of the Company at this time. Therefore, the Company may seek licensees or additional or joint venture partners working in the area of STI prevention that can undertake the testing and market development. It is not known how much time it would take to complete the required testing for STI prevention, what costs would be involved or even if there are companies that would be interested in conducting this testing. Delays may allow competition to develop comparable products, which will make market penetration more difficult which would lead to lower revenues than anticipated. At the date of this report, no further work has been done on this project.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Product development (continued)

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Topical infection treatment: The body normally hosts a variety of microorganisms, including bacteria and fungi. Some of these are useful to the body. Others may multiply rapidly and form infections. Approximately sixty percent of microbial infections are systemic, meaning that the infections are spread throughout the body, leaving 40% of microbial infections that are topical, i.e., occur on the surface of the body. Topical fungal infections include mold-like fungi that cause athlete's foot, jock itch and ringworm, and yeast-like fungi that can cause diaper rash, oral thrush, cutaneous candidiasis and some cases of genital rashes. Bacterial infections, such as Staphylococcus can also infect the skin, particularly if a patient has a preceding skin condition, such as eczema. The Company’s T36® formulation can be used to treat such topical infections and anecdotal evidence has shown that it can be used to treat such conditions as athlete’s foot and toenail infections. This application of the T36® formulation must be tested against such conditions according to the requirements of the FDA, Health Canada and the European Medicines Agency. Once the testing is completed, the results must be submitted to these regulatory agencies and be approved for marketing by the company. The testing required to attain the approval of this product may be beyond the financial capabilities of the Company at this time. It is not known how much time it would take to complete the required testing for the topical infection treatment, what costs would be involved or how long it will take to conduct this testing. There are active competitors that are already well established in this market. Delays may allow even more competition to develop comparable products, which will make market penetration more difficult which would lead to lower revenues than anticipated.

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Hand hygiene products: The Company is planning on providing the T36® formulation in spray form and in gel form for hospital use as a hand sanitizer in nursing stations, patient rooms, hallways, washrooms, etc. and for sale to consumers through retail outlets. These applications of the T36® formulation must be tested for their ability to kill microorganisms on the skin of humans according to the requirements of the FDA, Health Canada and the European Medicines Agency. Once the testing is completed, the results must be submitted to these regulatory agencies and be approved for marketing by the company. It is not known how much time it would take to complete the required testing for the hand hygiene products, what costs would be involved or how long it will take to conduct this testing. There are active competitors that are already well established in this market. Delays may allow even more competition to develop comparable products, which will make market penetration more difficult which would lead to lower revenues than anticipated. As discussed above, the Company has received a Health Canada DIN for an Antiseptic Hand Sanitizer that did not require testing and is based on the known ingredients in the T36® formulation. However, the claims are more limited than those allowed if further testing is undertaken.

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Skin antiseptic and first-aid ointment: The Company is planning on providing the T36® formulation in liquid form with a biological dye in a suitable delivery system for use as pre-operative and pre-injection antiseptic in hospitals and clinics and in gel and spray form, without biological dye, as a first-aid ointment for use on cuts and scrapes to prevent infections. These applications of the T36® formulations must be tested for their ability to kill microorganisms on the skin of humans and in cuts and scrapes according to the requirements of the FDA, Health Canada and the European Medicines Agency. Once the testing is completed, the results must be submitted to these regulatory agencies and be approved for marketing by the company. The testing required to attain the approval of this product are beyond the financial capabilities of the Company at this time. It is not known how much time it would take to complete the required testing for the topical infection treatment, what costs would be involved or how long it will take to conduct this testing. There are active competitors that are already well established in this market. Delays may allow even more competition to develop comparable products, which will make market penetration more difficult which would lead to lower revenues than anticipated. Initial testing of the T36® formulation has been completed at BioScience Laboratories Inc. (“BSI”), located in Bozeman, MT has now been completed as described below.

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Vulvovaginal infections (“VVI’s”): The Company is planning on providing the T36® formulation in a form suitable for the treatment of all vulvovaginal infections including fungi, bacteria and, possibly, parasites and combinations of all fungal and bacterial infections. This application of the T36® formulation must be tested for its ability to resolve VVI’s according to the requirements of the FDA, Health Canada and the European Medicines Agency. Once the testing is completed, the results must be submitted to these regulatory agencies and be approved for marketing by the company. The testing required to attain the approval of this product are beyond the financial capabilities of the Company at this time. It is not known how much time it would take to complete the required testing for the topical infection treatment, what costs would be involved or how long it will take to conduct this testing. There are active competitors that are already well established in this market. Delays may allow even more competition to develop comparable products, which will make market penetration more difficult which would lead to lower revenues than anticipated.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Product development (continued)

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Anti-inflammatory, antiseptic therapeutics: The Company developed a prototype product that contains 2% hydrocortisone in a T36® gel for use on topical infections and, in particular, inflamed infections. Preliminary studies with the formulation, under the direction of a physician, quickly resolved a number of skin infections, such as chronic eczema with secondary Staphylococcus infections and fungal infections, such as athlete’s foot and diaper rash. A second formulation contained 0.1% betamethasone, a moderately potent glucocorticoid steroid with anti-inflammatory and immunosuppressive properties. Unlike other drugs with these effects, betamethasone does not cause water retention. The Company is planning on conducting tests against Athlete’s Foot with the new formulation. As discussed above, a PCT patent application has been filed with CIPO to cover the composition, method of preparation and use of T36® formulations that also contain steroids, anesthetics or analgesics.

Testing for therapeutic indications

There is competition in all of the therapeutic markets that the Company has targeted. However, the T36® formulation is not expected to be expensive to manufacture and can be used in a broad variety of infection-control products. Toxicology and efficacy studies have already demonstrated that the T36® formulation is not toxic and is effective at killing all bacteria, viruses and fungi. The intended applications are topical, except for the vulvovaginitis treatment, so that registration is expected to be faster and less expensive than for drugs that are taken internally. Rather than disrupting metabolic pathways, the T36® formulation consists of four anti-microbial ingredients in relatively low concentrations that act synergistically to disrupt the physical structure of the infectious agents. This approach prevents microbial resistance from developing. None of the active ingredients are known to have any significant side effects on humans.

The Company has competed preliminary studies that will satisfy the registration requirements of Health Canada, the US Food and Drug Administration (“FDA”) and the European Medicines Agency (“EMeA”) for the targeted applications with the assistance of Dr. John S. Hibbard who is evaluating the potential applications and development of the Company’s T36® technology and the regulatory pathways to commercialization in the US. Dr. Hibbard is in continuing discussions with the FDA to establish the requirements of the FDA for the testing of the T36® formulation and to evaluate the common and the unique requirements of the US, Canadian and European regulatory agencies. Dr Hibbard also reviewed the qualifications and proposals of a number of testing laboratories to establish their suitability to conduct the work required by the Company. As a result of his analysis, Bioscience Laboratories, Inc. (“BSI”) located in Bozeman, Montana, was selected to provide the required efficacy testing. BSI has been providing antimicrobial product testing and result interpretation for various industries, including healthcare, pharmaceutical, personal care and consumer products for over 16 years. On September 27, 2007, the Company announced that initial clinical trials of its T36® formulation for use as a skin antiseptic, a hygienic hand rub, a pre-surgical hand wash and a pre-injection scrub had been started. As of the date of this report, testing designed by BSI to evaluate the efficacy of the T36® formulation against bacteria, mycobacteria, viruses and fungi has been completed. Details of the testing are reported below. On completion, the data from the tests, along with existing and new toxicology information, will be used to support applications in Canada and Europe to test the anti-microbial effectiveness of the formulations with human volunteers. Additional non-human testing will be required before the Company can request human trials in the US. On successful completion of human trials, the Company will be able to pursue the registration and marketing of its products. One of the first tests done by BSI demonstrated that the T36® formulation was completely effective against Methicillin-Resistant Staphylococcus aureus (“MRSA”) within one minute. First discovered in 1961 in the UK, MRSA is now found worldwide and is able to survive treatment with a number of antibiotics, including penicillin, methicillin, and cephalosporins. Often referred to in the press as a “superbug”, MRSA is especially troublesome in hospital-acquired infections but is increasingly found outside of medical facilities. The finding was considered significant because MRSA has also shown resistance against some disinfectant products. In subsequent testing done up to the date of this report, the T36® formulation demonstrated complete efficacy in the following tests conducted at BSI.

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Six species of bacteria were completely killed after 30 seconds of exposure, including VRE (Vancomycin-Resistant Enterococcus), MRSA (Methicillin-Resistant Staphylococcus aureus) and MDR (Multi-Drug Resistant) Enterococcus faecium. These three species of bacteria are critical concerns in hospitals, nursing homes and other medical facilities based on their resistance to many antibiotics and other treatments. The clinical testing was completed according to the standards required by the FDA in the US, Health Canada and the European Medicines Agency, which included exposure of the bacteria to T36® for periods ranging from 30 seconds to 30 minutes. In other tests that were conducted for internal purposes, Staphylococcus aureus and Pseudomonas aeruginosa were completely killed by T36® with 15 seconds.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Product development (continued)

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The fungus, Candida albicans, was completely killed after 5 minutes exposure, again, the shortest time required by the FDA, Health Canada and the European Medicines Agency. C. albicans is a major cause of yeast infections which account for one-third of all vulvovaginal infections (“VVI’s”). Bacteria are a second major cause of VVI’s and combinations of bacteria and fungi cause most of the remaining cases. The effectiveness that T36® has demonstrated against both fungi and bacteria provides important evidence that ALDA’s T36® VVI Treatment will provide an effective means to treat all types of VVI’s. A second fungus, Aspergillus niger, was completely killed within 15 minutes, also well within the 60 minute kill time required by the US, EU and Canadian regulatory agencies. A. niger is a causative agent for upper respiratory infections.

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Two mycobacteria, Mycobacterium avium and Mycobacterium terrae were completely killed by the T36® formulation within 5 minutes, also the shortest time required by the FDA, Health Canada and the European Medicines Agency (“EMA”). Mycobacteria are among the most difficult bacteria to kill and are used as benchmark organisms to test the effectiveness of anti-microbial formulations.

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Two species of fungi responsible for athlete’s foot, Trichophyton mentagrophytes and Trichophyton rubrum were completely killed by the T36® formulation within 5 minutes, also the shortest time required by the FDA, Health Canada and the EMA. The Company intends to pursue registration of the T36® formulation containing  anti-inflammatory compounds for use against athlete’s foot which is relatively easy to test, represents a large market and will allow physicians to prescribe the product ‘off-label’ for other topical infections once it has been approved. In other tests that were conducted for internal purposes, Trichophyton mentagrophytes was completely killed by T36® with 15 seconds.

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Ten different types of viruses were killed completely by the T36® formulation. Of these, 5 types were killed within the minimum 30-second time required by the FDA, including Herpes Types I and II and Infuenza B. The remaining 5 types, including Polio and Hepatitis A, the hardiest viruses, were killed within 1 to 3 minutes.

Having completed all five preliminary clinical tests, Terrance Owen, President of the Company, and Dr. Hibbard had a “pre-IND” (pre-Investigational New Drug) meeting with the FDA on July 15, 2008.  Dr. Hibbard prepared the pre-IND submission for the FDA by including all of the efficacy and toxicology testing results obtained by ALDA since 1996. The purpose of the pre-IND meeting was to determine what further testing, if any, is required by the Company to satisfy the requirements of the FDA to allow human trials. The conclusion provided by the FDA was that the information submitted by the Company was satisfactory to allow single-use testing of T36® on humans after further non-human testing was completed. By “single-use applications”, the FDA means use as a pre-surgical and pre-injection skin antiseptic that is swabbed on to the skin once. The tests required before human trials are allowed are “Time kill Evaluation”, “MIC (Minimum Inhibitory Concentration) Evaluation” and “Percutaneous Absorption and Cutaneous Disposition” through human skin as described below.

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Time kill Evaluation – In these tests, dozens of different species of infectious micro-organisms are exposed to each of the active ingredients of a test substance and the complete test substance formula for periods of time ranging from 15 seconds to 30 minutes to determine the time required for each ingredient of a test substance and the complete test substance formulation to completely kill the selected species. The objectives of the testing are to determine the effective exposure times required for the test substance to be effective and if the individual ingredients have an additive, subtractive or synergistic effect.

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MIC (Minimum Inhibitory Concentration) Evaluation – Each ingredient of a test substance, the complete test substance formula and a known antiseptic product are tested against hundreds of micro-organisms in suspension tests. The objectives of the tests are to quantify the minimum concentration that is required for each of the test substances to have a measurable effect on the tested species, compare those results to the known antiseptic product and determine if the individual ingredients have an additive, subtractive or synergistic effect.

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Percutaneous Absorption and Cutaneous Disposition  - Fresh human skin samples are incubated for 24 hours with the epidermal surface exposed to each ingredient of a test substance and the complete test substance formula in a flow-through diffusion cells. The amount of each test article absorbed across the skin into the receptor fluid is determined by liquid chromatography and tandem mass spectrometry. Disposition of each of the test substances in the various skin layers is also determined using the same methods.  These tests evaluate the rate and amount of each test substance absorbed across viable human skin after in vitro exposure and the disposition of each test substance in layers (stratum corneum, epidermis, and dermis) of viable human skin.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Product development (continued)

The protocols for these tests have now been submitted to the FDA for evaluation. If approved, the testing can take place. The FDA has indicated that a response can be expected within 60 days but there is no guarantee that a response will be received within this time. The budget for the testing is approximately US$635,000 and the tests are expected to take up to 12 months to complete. After successful testing is reported to the FDA, permission may be granted to undertake human trials. At this time, it is not known if the FDA will approve the protocols as submitted or require changes to the protocols. If changes are required, it is not known how long it will take for the Company to submit modified protocols and if the modified protocols will be accepted by the FDA. It is not known how many revisions of the protocols will be required by the FDA. It is not known if the requirements of the FDA will change or not while the Company attempts to have its protocols approved. If the protocols are approved, it is not certain when or even if the Company will proceed with the testing after the protocols have been approved by the FDA.

For additional indications that require repeated applications, such as a hand sanitizer or athlete’s foot treatment, additional tests may include, but not necessarily be limited to the following tests.

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In-vitro dermal test – This testing involves in-vitro preparation and contamination of pig skin that has been harvested from carcasses with bacteria to evaluate the methods of application of a test substance and the time of exposure to achieve the best anti-microbial results. The objective of the testing is to determine the methods that would be proposed for subsequent human trials.

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Pilot Clinical Evaluation - This study evaluates the antimicrobial efficacy of a disinfectant in two different applications when used as patient preoperative skin preparation on 10 subjects.  A disinfectant must achieve a log10 microbial reduction of 3 or greater on skin of the groin and a log10 microbial reduction of 2 or greater on skin of the abdomen at ten minutes post-application. The objective of the testing is to obtain an preliminary evaluation of the efficacy of the test substance when used on humans.

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Full pre-operative clinical evaluation - The study evaluates the immediate and persistent antimicrobial properties of a disinfectant when used as a preoperative skin preparation.  A known active control, e.g., 4% chlorhexidine, and a placebo, e.g., sterile saline, are also evaluated.  All treatments are assessed for their potential to cause skin irritation.  One-hundred  subjects are screened in order to obtain at least forty subjects having sufficient number of resident bacterial flora to permit evaluation of the efficacy of the test products. The objective of this test is to further evaluate the efficacy of a test substance when used on humans.

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Pharmacokinetics describes how the body affects a specific drug after administration and examines the extent and rate of Absorption, Distribution, Metabolism and Excretion, commonly referred to as the “ADME” scheme. Absorption is the process of a substance entering the body. Distribution is the dispersion or dissemination of substances throughout the fluids and tissues of the body. Metabolism is the irreversible transformation of parent compounds into daughter metabolites. Excretion is the elimination of the substances from the body. In rare cases, some drugs irreversibly accumulate in a tissue in the body. The pharmacokinetic properties of drugs may be affected by elements such as the site of administration and the concentration in which the drug is administered. These may affect the absorption rate. The objective of the ADME studies are to determine if the test substance or any of its components are absorbed and if any absorbed components are metabolized into harmful chemicals that may or may not accumulate in the body. Depending on the results obtained from the Percutaneous Absorption and Cutaneous Disposition tests described above, if the T36® or its components are not absorbed byt ehskin, the pharmacokinetics tests may not have to be conducted.

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Insult patch test – The objective of this test is to evaluate the effect, if any, of prolonged and repeated exposure of the skin to the test substance. The “Induction Phase” of this study incorporates the test substance into a series of patches that are applied to the skin of 50 subjects repeatedly for periods of time and then removed. After a rest period, new patches are applied. This process is repeated over a period of time with a number of new patches and after completion of this phase, the reaction of the skin is evaluated. The “Challenge Phase” takes place some time after application of the final induction patch. Challenge patches are applied to previously untested sites, adjacent to the original induction patch sites. The reaction of the skin is evaluated 24 to 48 hours after application and the subjects are asked to report any delayed reactions which might occur after the final challenge patch reading.21-day Cumulative irritation test – The objective of this test is similar to that of the insult patch test but assesses the irritation caused by topical products and chemicals over 21 days of continuous exposure of the skin. The test substance is incorporated into patches that remain on the skin for a period of time and are replaced from time to time to maintain continuous exposure to the skin.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Product development (continued)

The protocols for these tests will have to be submitted to the FDA for evaluation. If approved, the testing can take place. After successful testing is reported to the FDA, permission may be granted to undertake human trials. At this time, it is not known if the Company will proceed with these tests and if the Company does decide to proceed with the preparation of the protocols, if FDA will approve the protocols as submitted or require changes to the protocols. If changes are required, it is not known how long it will take for the Company to submit modified protocols and if the modified protocols will be accepted by the FDA. It is not known how many revisions of the protocols will be required by the FDA. It is not known if the requirements of the FDA will change or not while the Company attempts to have its protocols approved. If the protocols are approved, it is not certain when or even if the Company will proceed with the testing after the protocols have been approved by the FDA.

Once the preliminary studies described above have been completed and approved, human clinical trials may possibly be allowed by the FDA for the indications requiring repeated or prolonged exposure to T36®..

Human trials are normally conducted in 3 phases, with a detailed protocol for each phase provided to the FDA for approval to proceed. At the end of each phase, the results are analyzed and submitted to the FDA and, if acceptable, the trial continues to the next phase:

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Phase I Clinical Trials: This is the first stage of testing of a new therapeutic in human subjects, normally with a small group (20-60) of healthy volunteers. The objective is to assess the safety and tolerability of the product as a therapeutic, as well as to determine the effects of various doses of the product.  For externally administered agents, the testing is simpler than for injected or internally administered agents. However, Phase 1 trials can require up to 2 years to complete, including analysis of the collected data, preparation of the Phase I report for submission to the FDA and the time until a response is received. If these results of Phase I are accepted by the FDA, then the clinical trial can proceed to Phase II.

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Phase II Clinical Trials: This second phase tests the therapeutic on a larger group and evaluates both the required dose (i.e. different quantities of the therapeutic) and efficacy (i.e. how well the therapeutic works for the specified indication). Phase II trials can take up to 3 years. However, some trials can combine Phase I and Phase II, which can reduce the total time required.

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Phase III Clinical Trials: This third phase of clinical trial depends on the indications for which the therapeutic is being tested. For most agents Phase III trials are a randomized, controlled, multi-center trial with large patient groups (often more than 300), with the objective of  confirming that the therapeutic is as effective or more effective than the current “gold standard” for the same application. Phase III trials can take up to 5 years or more to complete.  If the results of the Phase III trial are approved by the FDA, then product is approved for marketing for the specific indications that were tested.

The three phases of clinical trials can require a number of years to complete. The total time required is dependant on the nature of the therapeutic product, the condition being treated, the design of the protocols, the time to recruit patients and the review process conducted by the FDA. The registration time for products taken internally can take much longer than for topical agents. The costs of a complete clinical trial can be significant, depending on the intended application.  The Company may not conduct any clinical trials itself, but may enter into strategic alliances or licensing agreements with larger companies, which can support the costs of such trials.

In Canada and Europe, similar procedures must be followed but there may not be a requirement for Time Kill, MIC or Adsorption and Distribution studies for the skin antiseptic for the approval of human trials. Similarly, the subsequent tests required by the FDA for repeated or prolonged exposure to T36® may not be required for human trials in Canada. However,  this will not be known until a Clinical Trial Application (“CTA”) is submitted to Health Canada and a response is received from Health Canada. A CTA is provided to Health Canada to seek permission to undertake human trials or to determine what further testing may be required before human trials can begin.

A set of standards referred to as “EN Standards” guide the processes for registration of therapeutic products in Europe. EN or FDA standards are generally accepted by Health Canada. The objective is to undertake testing that will satisfy all three major jurisdictions. There are minor differences that lead to increased costs, but management has decided that it is more economical to absorb these costs initially rather than conduct separate testing for each jurisdiction.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Product development (continued)

The Company has started the preparation of a CTA for Health Canada for the use of T36® as a skin antiseptic. A similar proposal will be made to the EMA in due course.

In other parts of the world, FDA or EMA testing is generally accepted for registration applications. If the company decides to register the products in China, it is likely that the testing will have to be repeated in China unless there is harmonization of the requirements in the meantime. In the People’s Republic of China (“China”), the Company must have its products tested for toxicology and efficacy at the Centers for Disease Control (“CDC”).  The Chinese CDC should not be confused with the CDC in Atlanta, Georgia, although both organizations share the same name. Upon completion of successful testing at the CDC, products can be registered for sale within China.

On October 30, 2007, the Company announced that an application had been submitted to Health Canada for a Drug Identification Number (“DIN”) for a new antiseptic skin cleanser. The registration being sought was under a Category IV Monograph (“Cat IV”). Under this process, the Company was advised that Health Canada could provide an automatic registration, usually within 60 days, of infection control products that contain specified levels of anti-microbial ingredients. However, delays were encountered at Health Canada due to staffing issues and certain critical communications were lost in transit. As a result, in early March, the Company learned that the Cat IV approval did not apply to the T36® formulation because there is more than one active ingredient. This pushed the application into the regular stream. DIN 02314320 for T36® Antiseptic Hand Sanitizer was issued on July 22, 2008.

On November 8, 2007, the company announced that the services of Tincáli Tech Consulting (“Tincáli”), located in the United Kingdom, were engaged to assist ALDA with regulatory matters in the EU. The first task to be undertaken by Tincáli was a competitive analysis of the UK market for hand sanitizers. This information was used to develop comparative information between T36® and competing hand sanitizers for future marketing. Although Tincáli is not currently pursuing further projects for the Company, more work will be assigned once the requirements are defined for EU registration of the Company’s therapeutic products. Tincáli is a UK-based consulting group that provides professional services to pharmaceutical companies, including evaluation of potential new products, acquisition of technologies, product commercialization planning, regulatory assessment and market analysis. The Managing Director of Tincáli, Dr. Carlos Pittol, has over 12 years of business experience, following completion of a PhD in Chemistry in the UK and a Postdoctoral Research Fellowship in pharmaceutical chemistry at the University of Toronto. At the time of writing, no further progress was made on EU registration of the Company’s products.

Foreign registration of securities

In 2005, the Company decided to pursue the registration of its securities in the US (“US Registration”) Accordingly, in March, 2006, the Company filed a Form 20F which is a Registration Statement Pursuant to Section 12(b) of (g) of the Securities Exchange Act of 1934 (“20F”) with the Securities and Exchange Commission (“SEC”)  in Washington, DC. This document, submitted for the year-end June 30, 2005, and other documents related to the registration of the Company’s securities in the US, can be viewed at www.edgar.com by searching for ALDA Pharmaceuticals Corp. On April 18, 2006, the SEC responded with a number of questions and requests for further information. On deciding to continue with the US Registration, the Company announced in a news release dated September 13, 2007, that Berris Mangan resigned as the Company’s auditor due to a decision by Berris Mangan to focus its practice on TSX-listed companies with Canadian reporting responsibilities. The Company confirmed that there are no “reportable events” (as such term is defined in National Instrument 51-102 of the Canadian Securities Administrators) and appointed HLB Cinnamon Jang Willoughby, Chartered Accountants (“CJW”) as the interim auditor to conduct the year-end audit. At the Annual General Meeting of the Company, held on December 12, 2007, CJW was appointed as the Company’s auditor.

On September 26, 2007 the Company retained the services of Stanislaw Ashbaugh, LLP (“Stanislaw”), located in Seattle, Washington, to assist the Company with U.S. securities law matters as announced by the company in a news release dated October 2, 2007. Stanislaw acts as general corporate counsel to private and public companies engaged in a wide variety of business activities, including middle-sized and emerging growth companies. Of particular interest to ALDA, the broad range of counsel provided by the Corporate/Securities Law Group includes compliance and reporting under federal and state securities laws and secondary financings

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Foreign registration of securities (continued)

On March 12, 2008, the Company announced that the June 30, 2006 20F registration statement was filed on the SEC's EDGAR system. By May 9, 2008, the Company had filed the June 30, 2007 20F registration statement and all of the quarterly reports to March 31, 2008. In the 2006 and 2007 20F’s, the issues raised by the SEC in their letter of April 18, 2006 were addressed and the SEC advised Stanislaw that the Company did not need to file a direct response to the letter. A market maker, Pennaluna & Company (“Pennaluna”), located in Coeur d’Alene, Idaho has been selected by the Company and information requested from officers and directors has been provided to Pennaluna, which, in turn, submitted the required documentation to the Financial Industry Regulatory Authority (“FINRA”), an independent regulator for all securities firms doing business in the United States. FINRA reported back to Pennaluna that the SEC had “outstanding comments”. Stanislaw then advised the Company that the SEC had reversed its earlier instructions and that the Company was required to directly respond to the SEC letter of April 18, 2006. On September 25, 2008, a direct response to the questions raised by the SEC was provided. On October 23, 2008, the Company received another 32 questions and requests for additional information from the SEC and was instructed to revise the 2007 20-F accordingly. The matters raised by the SEC have now been addressed in as much detail as the Company is willing to provide and the responses were submitted to Stanislaw on November 21, 2008 for review. Once their review is completed, the revised information will be submitted to the SEC. It is possible that the SEC will respond with a request for further revisions. The time to receive such requests is usually within 30 days after the Company has submitted its response the previous request. The Company cannot predict how many more times this process will be repeated.

At this time, the Company is not listed on any stock exchange in the United States nor is there any guarantee that the Company will be listed on any stock exchange in the United States in the future. As a result, there is no market for the Company’s common shares in the United States and there is no guarantee that there will be a market for the Company’s common shares in the United States.

Risk Factors

Risks pertaining to the Company:

The Company's limited operating history makes it difficult to evaluate the Company’s current business and forecast future results.

The Company has been operating only since November, 2003, and has had limited revenues and operating losses each year. This limited operating history leads the Company to believe that period-to-period comparisons of its operating results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance. This conclusion is based on the fact that at the beginning of operations, expenses were relatively high due to the costs associated with starting up a new venture, such as the costs of manufacturing product, warehousing, preparing new marketing materials and securing facilities and equipment. After these start-up costs had been absorbed, the cost of goods became stabilized. However, at the end of the 2004 and 2005 fiscal years, there was a significant write-down of the assets purchased in the Qualifying Transaction due to revenues not meeting expectations. In addition, there have been extraordinary legal costs associated with a legal action, described elsewhere, commenced by a competitor, gains on a legal settlement over a trademark dispute and an action launched by the Company against a competitor that resulted in a settlement. These extraordinary events make predictions of future periods difficult.

The Company has no significant source of operating cash flow and failure to generate revenues in the future could cause the Company to go out of business.

Based upon current plans to introduce T36® Disinfectant into additional markets in Canada and internationally, pursue the patent applications and regulatory approvals for the T36® technology, develop new products, maintain the Company’s public listing on the TSX-Venture Exchange and secure a listing in the US, the Company expects to incur operating losses in future periods. These loses will occur because there are continuing expenses associated with the marketing and production of the Company’s products, research and development, intellectual property protection, registration of products with regulatory bodies, legal and accounting fees, the maintenance of its public listing and other expenses associated with running an operating business. Even if the Company becomes operationally profitable from the introduction and sale of new products, the Company plans to invest heavily in clinical testing and registration of its therapeutic products and will need to raise significant amounts of new funding to complete these activities. Also, the Company may not be successful in generating significant revenues from therapeutic products in the future. Failure to generate revenues could cause the Company to go out of business.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Risk Factors (continued)

If the Company raises further funds through equity issuances, the price of its securities could decrease due to the dilution caused by the sale of additional shares.

Additional funds raised by the Company through the issuance of equity or convertible debt securities will cause the Company’s current shareholders to experience dilution and possibly lower the trading price of its shares.  Such securities may grant rights, preferences or privileges senior to those of the Company’s common shareholders. The Company is not profitable and will not be profitable for the foreseeable future under its current development plan. The Company plans to issue further equity to raise funds as necessary to continue operations and fund its program of research and development, patent protection and regulatory approvals. As a result, an indeterminate amount of dilution of the Company’s capital stock will occur.

The Company has issued a limited number of shares out of its authorized capital of an unlimited number of common shares, which could be dilutive and negatively affect the share price.

Having an unlimited number of authorized but unissued common shares could allow the Company’s Directors and Officers to issue a large number of shares without shareholder approval, leading to significant dilution of current shareholders and possible lowering of the share price.

The Company could enter into debt obligations and not have the funds to repay these obligations.

The Company does not have any contractual restrictions on its ability to incur debt and, accordingly, the Company could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants, which would restrict the Company’s operations. The Company might not be able to repay indebtedness.  The Company does not plan on entering into any debt obligations in the next twelve months.

The Company has a history of generating limited revenues and the continuing failure to generate further revenues could cause the Company to cease operations.

The Company has no history of pre-tax profit and in the previous three years has had only limited annual revenues for each of the years it has been operating. The Company sustained operating losses for each of its fiscal years and has sustained significant accumulated operating losses. The continued operation of the Company will be dependent upon its ability to generate operating revenues and to procure additional financing. The Company may not be successful in generating revenues or raising capital in the future. Failure to generate revenues or raise capital could cause the Company to cease operations.  The auditor’s reports to the shareholders are expressed in accordance with Canadian reporting standards, which do not require a reference to conditions and events that cast substantial doubt on the Company's ability to continue as a going concern when these are adequately disclosed in the financial statements. In the United States, reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern. Had the Company’s financial statements been audited by US auditors, the Company may have received a “going concern” qualification. A “going concern” qualification, or the existence of a basis for such a qualification, could negatively affect the Company’s ability to raise capital.

 The Company’s future performance is dependent on key personnel. The loss of the services of any of the Company’s executives or Board of Directors could have a material adverse effect on the Company.

The Company’s performance is substantially dependent on the performance and continued efforts of the Company’s executives and its Board of Directors. Dr. Terrance G. Owen is the President, Chief Executive Officer and a Director. Peter Chen is the Secretary, Chief Financial Office and a Director. Dr. Linda Allison, Dr. Ronald Zokol, Dr. William F. McCoy and Eugene Hodgson are independent Directors. Dr. Allison, Mr. Chen and Mr. Hodgson are members of the Audit Committee. The loss of the services of any of the Company’s executives or Board of Directors could have a material adverse effect on the Company’s business, results of operations and financial condition. There is no assurance that key personnel can be replaced with people with similar qualifications within a reasonable period of time. The Company currently does not carry any key person insurance on any of the executives or members of the board of directors. There are no contracts in place with any of the employees, officers or directors of the Company.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Risk Factors (continued)

The Company has not declared any dividends since its inception in 2000 and has no present intention of paying any cash dividends on its common shares in the foreseeable future.

The Company has not declared any dividends since its inception in 2000, and has no present intention of paying any cash dividends on its common shares in the foreseeable future. The payment by the Company of dividends, if any, in the future, rests in the discretion of the Company's Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and financial condition, as well as other relevant factors.

 The Company’s future performance is dependent on key collaborators and a loss of any collaborators could have a material adverse effect on the Company by reducing or eliminating the ability of the Company to manufacture or sell its products.

The Agreement with Fuzhou Xinmei Biotech Co. Ltd. (“Fuzhou”), which allowed manufacturing and marketing in Fujian province in China has been transferred to He-Yi She Ye Limited (“He-Yi”) and expanded to cover marketing in all of China. The relationship with He-Yi is important because registration and manufacturing of T36® Disinfectant in China depends on the successful completion of the required applications by He-Yi and acceptance of the registrations by the Chinese government agencies. At this time, the Company has no other agent working on its behalf in China. If He-Yi were to fail or go out of business, the Company would have to find another agent to represent its interests in China. This would delay the registrations in China and lead to reduced revenue expectations.

There is no assurance that the patent applications filed for the T36® technology or for other products will be approved, and failure to obtain such approvals could leave the Company with no protection for its intellectual property and reduced sales.

Patent protection of the T36® technology is very important to the Company’s current and future products because the T36® Disinfectant technology is the basis for its products. Although patents have been allowed in the United States, China and Australia, there is also no assurance that future patent applications will be successful.  A lack of patent protection would significantly alter the competitive environment and possibly allow competitors to infringe on the technology of the Company’s business. Reduced revenues and lack of future products could result from such infringement.

There is no assurance that the Company will be able to secure the funds needed for future development, and failure to secure such funds could lead to a lack of opportunities for growth.

Many of the Company’s products require very costly laboratory testing to establish toxicity, efficacy and analytical methods and clinical trials to establish effectiveness and safety on human subjects. This testing is required in order to obtain required regulatory approvals from Health Canada, the EPA and FDA in the US and the EMA in the EU.  A lack of funds would impair the ability of the Company to complete such tests.  A lack of funds would also impair the Company’s ability to establish marketing and sales plans once the products have been approved for sale.  If adequate financing is not available when required, the Company may be required to delay, scale back or eliminate various activities and may be unable to continue in operation.  The Company may seek such additional financing through debt or equity offerings, but there can be no assurance that such financing will be available on terms acceptable to the Company or at all.  Any equity offering will result in dilution to the ownership interests of the Company’s shareholders and may result in dilution to the value of such interests.

There is no assurance that research and development being conducted by the Company to create new products will be successful.

The Company is conducting research and development on new products, but the outcomes of research and development are never certain. For example, there is no assurance that any new products will be developed or that any new products that do result will have a competitive advantage or market acceptance, will not be superseded by the new products of competitors, will not infringe on the patents of other companies or that other companies will not develop products that infringe on patents obtained by the Company for its new products. The Company has completed the formulations for new products but still needs to conduct the toxicity and efficacy tests and establish the analytical methods required to obtain regulatory approvals from Health Canada and the EPA and FDA in the US.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Risk Factors (continued)

The Company and the Company’s products have limited brand awareness which limits the ability of the Company to gain credibility from prospective customers and to sell its products into new markets.

Market knowledge of the Company’s name is limited. The Company will need to devote considerable resources to educate new markets about the products the Company offers.  In establishing new markets, the Company will be competing with companies that are potentially already entrenched in such markets or may be better funded than the Company. The ability of the Company to raise brand awareness will depend on its ability to raise the money required to undertake such an intensive marketing effort. As noted elsewhere, there is no assurance that the Company can raise funds required for such an investment in marketing.

The Company has limited sales and marketing experience and can provide no assurance that the Company can keep its current customers or gain new ones.

The Company has limited experience in marketing and selling its products.  The Company had two sales and marketing people until February 2, 2007, one with just over one years of experience with the Company, no prior sales experience and also with administrative and accounting duties, The more senior person had three years experience with the Company and no prior sales experience in pharmaceutical or disinfectant products. With the departure of the more senior sales and marketing person, the Company has one person, with less than three years experience remaining with part-time duties in sales and marketing. The Company will have to expend substantial funds to promote and develop its products. The Company’s success in this regard will depend on the quality of its products and its ability to develop and implement an effective sales and marketing strategy. Current plans call for the expenditure of significant funds over the next 18 months for marketing activities.  Failure to achieve the marketing objectives will have a material adverse effect on the Company and on its results of operations and financial condition.

Conflicts of interest may exist for Directors and Officers which may inhibit their ability to act in the best interests of the Company and its shareholders leading to possible impairment of the Company’s ability to achieve its business objectives.

The directors and officers of the Company will not be devoting all of their time to the affairs of the Company. The directors and officers of the Company are directors and officers of other companies. The directors and officers of the Company will be required by law to act in the best interests of the Company.  They will have the same obligations to the other companies in respect of which they act as directors and officers.  Discharge by the directors and officers of their obligations to the Company may result in a breach of their obligations to the other companies and, in certain circumstances, this could expose the Company to liability to those companies.  Similarly, discharge by the directors and officers of their obligations to the other companies could result in a breach of their obligation to act in the best interests of the Company.  Such conflicting legal obligations may expose the Company to liability to others and impair its ability to achieve its business objectives. Terrance Owen has been the Secretary of Bi-optic Ventures Inc., a company listed on the TSX-Venture Exchange, since September, 2002 and a Director of this same company since September, 2006. As a non-management Officer and Director of Bi-Optic Ventures Inc., Terrance Owen spends up to four hours per month on the business of Bi-Optic Ventures Inc. Terrance Owen controls a company, Duft Enterprises Corp., that owns the building in which the Company is located and the Company pays rent to Duft Enterprises Corp. Peter Chen is not a Director or Officer of any other company. Neither Peter Chen nor Terrance Owen is a Director or Officer of any companies that compete with or provide services that are similar to those of the Company.

Management of the Company can, through their stock ownership in the Company, influence all matters requiring approval by the Company’s shareholders.

Management of the Company as at June 30, 2008, collectively own approximately 5% of the Company's issued and outstanding common shares at that date. These shareholders, if acting together, could significantly influence all matters requiring approval by the Company's shareholders, including the election of directors and the approval of mergers or other business combination transactions. Management may not make decisions that will maximize shareholder value and may make decisions that will contribute to or cause the entrenchment of management.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Risks Pertaining to the Industry:

Registration of products may not occur in a timely manner which could lead to delays in product introductions, reduced revenue expectations and extra costs to conduct further tests to satisfy regulatory agencies.

Government agencies, such as the EPA and the Food and Drug Administration (“FDA”) in the United States and Health Products and Food Branch in Canada, need to provide approvals of the Company’s products prior to any sales of these products.  To obtain such approvals, the Company must submit extensive amounts of information on the efficacy, toxicology, carcinogenicity, mutagenecity and other testing of the products that it is trying to register. After all of the information is provided, the agencies can request supplemental information and further testing. Once all of the requirement for documentation is satisfied, the agencies can take 24 months or longer to provide approvals for the Company to market its products.  Significant delays could lead to slower revenue growth than anticipated.  In addition, regulatory delays can allow time for competitors to devise strategies to prevent or reduce market penetration.  There is no assurance that government agencies will accept for registration any of the Company’s products.

There is a risk that the Company’s intellectual property infringes upon the rights of other companies, which could lead to reduced revenues, reduced margins due to sanctions against the Company, outright withdrawal or prohibition of products or trademarks  from the market and significant costs for legal defense against infringement claims, re-branding of products and revised marketing materials.

The Company is unaware of any infringement claims being made against the Company or its products or processes, except that JohnsonDiversey, Inc. (“JDI”) took action against the Company for use of the trademark, “Viralex”, which JDI claimed infringed on their trademark, Virex.  This action was settled by the Company accepting a one-time payment of US$30,000 and agreeing to cease to use the name.  The Company instead now uses the trademark “T36®” for its products and this trademark is registered in both Canada and the US. The change of name from Viralex to T36® caused some confusion among the customers of the Company and required additional expenditures to be made for new labels, packaging and marketing materials, as well as mailings to advise customers of the change. There was no noticeable effect on overall sales on a quarterly basis beyond normal fluctuations. There can be no assurances that other third parties will not assert infringement claims in the future or require the Company to obtain a license for the intellectual property rights of such third parties.  There can be no assurance that such a license, if required, will be available on reasonable terms or at all.  If the Company does not obtain such a license, it could encounter delays in the introduction of products or could find that the development, manufacture or sale of products requiring such a license could be prohibited.

There is a risk that earlier inventions may exist that invalidate the Company’s patent applications so that the Company may not be able to sell any infringing products.

Since patent applications are maintained in secrecy for a period of time after filing, and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, the Company cannot be certain that it was the first creator of inventions covered by pending patent applications, or that it was the first to file patent applications for such inventions. The Company might have to participate in interference proceedings in the U.S. Patent and Trademark Office to determine priority of invention, at substantial cost. There can be no assurance that the Company’s patents, if issued, would be held valid or enforceable by a court. The Company has patents allowed in the United States, China and Australia and patent applications filed in the European Union, Canada, and Singapore. These patent applications seek intellectual property protection for the basic formulation of the T36® formulation and the method for making it.

There may be limited ability to defend the patents if and when they are issued, leading to loss of sales that might otherwise be realized if the Company was in a position to defend its patents.

Litigation among pharmaceutical companies can be intense and costly.  The Company might not have the financial ability to defend its patents, if issued, against larger industry players.  Litigation may be necessary to enforce patents issued or assigned to the Company, or to determine the scope and validity of a third party's proprietary rights.  Additionally, there can be no assurances that the Company would prevail in any such action.  An adverse outcome in litigation or as part of an interference or other proceeding in a court or patent office could subject the Company to significant liabilities, require disputed rights to be licensed from other parties or require the Company to cease using certain technology or products, any of which could have a material adverse effect on the Company’s business.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Risk Factors (continued)

The market for disinfectant products is competitive and well established with a number of large, multinational, widely recognized companies with significant financial and marketing resources selling, and possibly developing, similar products.

Competitors are already well established in the market for disinfectant products.  The introduction of a new product into this existing market could be met with aggressive marketing, price cutting and distribution impediments by competitors.  To obtain market share, the Company’s business must penetrate a market with established competitors and obtain sufficient recognition to be able to displace the existing disinfectant products.  Substantial funds will have to be spent on marketing and education to achieve these objectives.  Competitors may be developing new technologies and new products that will offer significant improvements over existing products, including those offered by the Company. There can be no assurance that others will not independently develop similar products, duplicate any of the Company’s products or, if patents are issued to the Company, design around such patents.  There can be no assurance that a competitor's technology or product would be found to infringe the Company’s patents. Key competitors are Germiphene Corporation, Virox Technologies, Inc., JohnsonDiversey Inc., Advanced Sterilization Products and Metrex Research Corporation. All of these companies are well established and sell disinfection products into the same markets served by the Company.

The Company’s T36® Disinfectant is composed of various chemicals that may pose risks due to flammability and possible health risks.

One of the main components of T36® Disinfectant is ethanol, which is flammable and has a flash point (the minimum temperature at which the liquid produces a sufficient concentration of vapour above it that it forms an ignitable mixture with air) of 13 oC. Bitrex, which is added to ethanol as a denaturant to prevent the consumption of the ethanol, is also a fire retardant and raises the flash point of T36® Disinfectant to 24oC. The transport and storage of T36® Disinfectant can pose a fire hazard if shipped or stored in sufficient quantities. The Company uses an independent warehousing company to store and ship T36® Disinfectant. The warehouse is fully equipped with fire suppression equipment according to the relevant regulations established by the municipal, provincial and federal governments. T36® Disinfectant is shipped by ground only in cases of 4 bottles holding 4 litres each or 12 bottles holding 0.48 litres. In these quantities, T36® Disinfectant is not classified as a “Dangerous Good” under Sections 1.15, 1.16 and 1.17 of the “Transportation of Dangerous Goods Act” administered by Transport Canada. As a result, no special regulations apply to the shipping of T36® Disinfectant by ground within Canada. There is no guarantee that special shipping regulations will not be applied to shipments of T36® Disinfectant in the future or in other jurisdictions, such as the United States.

Two potentially toxic components of T36® Disinfectant are present in low concentrations compared to their LD50 levels (the amount of the substance that kills 50% of the test population of experimental animals when administered as a single dose). O-phenylphenol (“OPP”) in pure crystalline form is considered to be a possible carcinogen and eye contact can cause severe irritation or burns with possible eye damage (Concentration in T36® Disinfectant = 2,800 ppm, oral LD50 = 2,480 mg/kg in rats) For some individuals, o-phenylphenol can also irritate the skin. Benzalkonium chloride (BZK) supplied as a 50% solution in water, has been reported to cause allergic reactions and the swelling of the mucosa when used as nose sprays on a continuous, long-term basis by sensitive users (Concentration in T36® Disinfectant = 2,000 ppm, oral LD50 = 300 mg/kg in rats). The Company does not directly handle, store, use or dispose of OPP or BZK in pure form but only in their highly diluted form in T36® Disinfectant. Further, because the denatured alcohol that contains Bitrex to prepare T36® Disinfectant, the consumption of significant amounts of T36® Disinfectant is not possible. Therefore, it is highly unlikely that anyone can be poisoned or otherwise harmed through the proper use of T36® Disinfectant as instructed by the Company.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

Risk Factors (continued)

Toxicology studies conducted for the company by Product Safety Labs (“PSL”), located in Dayton, New Jersey, have confirmed  that T36® Disinfectant has no harmful effects on animals except as reported below by PSL:

•

Acute inhalation (rat): LC50 > 2020 mg/m3. Difficulty breathing, irregular respiration, lethargy and discharge from nose and eyes reported.

•

Acute oral (rat): LD50 > 5000 mg/kg. Lethargy and hunched posture reported.

•

Acute dermal (rat): LD50 > 2000 mg/kg. No systemic effects observed.

•

Effects not observed but possible based on individual ingredients may include: ataxia, loss of coordination, drowsiness, intoxication, nausea and vomiting.

However, T36® Disinfectant  is classified as a moderate eye irritant.  Although T36® Disinfectant is not measurably toxic if used as directed, it is possible that regulations against these chemicals may become more restrictive and affect the ability of the Company to market its products in certain jurisdictions without additional warning labels. None of the chemicals present in T36® pose a serious threat to the environment and are biodegradable.  However, given the attention that any chemicals may attract from environmental groups, it is possible that negative publicity about these chemicals could affect the ability of the company to market its products in certain jurisdictions. There are persuasive arguments and credible scientific evidence that is available to support the safety of T36® Disinfectant, but such an educational effort on the part of the Company would require funds to be spent and would affect the profitability of the Company.

The Company has a limited number of customers and is dependent on a few key accounts to maintain its current levels of sales.

The key customers for which sales account for more than 10% of total revenues are:

•

Esthetics Plus, Inc.: A distributor to the beauty market with a contract that renews on an annual basis. Either party can terminate the contract on 60 days notice or with 30 days notice for any breach of the contract if the breach is not rectified within the 30 day notice period,

•

Sinclair Dental Limited: A distributor to the dental market and a customer of both API and the Company for 7 years,

•

The Stevens Company Limited: A distributor to the scientific and medical markets and a customer of both API and the Company for 7 years, and

•

VWR International: A distributor to the laboratory market and customer of API and the Company for 7 years.

•

Product Distribution Centre: A distributor that is owned by the provincial government of BC, supplies the province’s public sector consumers within BC and a customer of the Company and API for 7 years.

The Company currently sells its T36® Disinfectant through these distributors and is introducing new products, such as the T36® Antiseptic Hand Sanitizer, T36® "Ready to Use" Disinfectant Cleaner, T36® Disinfectant Cleaner CONCENTRATE, and the corresponding wipes through these same distributors. The current sales and the plans to introduce the new products through these distributors would be disrupted if any of these distributors stopped representing the Company. The result would be a reduction in the Company’s revenues until new distributors could be found. It is possible that new distributors could not be found and the Company would have to try to sell its products directly to the end users, leading to a significant increase in marketing and sales costs even if the sales levels could be regained.

1.3

SELECTED FINANCIAL INFORMATION

For the three month period ended	September 30, 2008	September 30, 2007	September 30, 2006
Revenue	$ 55,660	$ 55,537	$ 57,575
Loss for the Period	263,864	131,084	105,266
Basic and Diluted Loss Per Share	0.01	0.01	0.00
Cash and Equivalents	2,207,854	924,760	29,380
Patent Application	-	48,112	-
Total Assets	2,342,449	1,097,707	208,320
Long-Term Liabilities	-	-	-

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

1.3

SELECTED FINANCIAL INFORMATION (continued)

As of September 30, 2008, the Company had a cash position of $2,207,854 due to the completion of a private placements undertaken in prior year and from exercising of warrants and options. The funds were designated for use as working capital and for general and administrative purposes.

The current assets were $2,337,124 while current liabilities were $52,718. The Company recognized a net loss of $263,864 from operations for the three months period ended September 30, 2008 due to increases in consulting fees paid to the consultants that were engaged to assist with regulatory submissions to the FDA and Health Canada. Non-cash stock-based compensation expenses were accounted for $39,542.  Revenues of $55,537 were generated from the sale of T36® Disinfectant and T36® Hand Sanitizer to the dental, beauty and first responder markets.  The revenues were relatively consistent from period to period and are not yet significant compared to the costs incurred by the Company at this stage of its development.

Overview

Over the course of the Company’s operating history, the Company has successfully secured the required government and regulatory approvals to market and sell its T36® Disinfectant products in Canada.  This has resulted in sales as described in Results of Operations below. To date, all of the Company’s sales have been in Canada which, while a developed industrial economy, is not a particularly large market relative to economies such as the United States or China. To achieve profitability and increase sales substantially, the Company must first secure government and regulatory approval of its products in markets outside of Canada or secure registrations for additional products within Canada. Although sales in Canada have been consistent over the Company’s operating history, the Company has not yet secured the required government and regulatory approvals for the sales of its products outside of Canada except in China through the efforts of the Company’s agent in China.  Each government or regulatory jurisdiction tends to require efficacy studies or safety studies of differing content or quality.  The regulatory approval process to date has been costly both in terms of working capital and in terms of management time and attention.

The Company has been actively marketing its T36® Disinfectant product since the acquisition of API was completed. A standard alcohol hand sanitizer is also manufactured for the Company by Norwood Packaging.

The Company’s sales show no significant variation from quarter to quarter. The Company’s sales during the three month period ended September 30, 2008, and the last two corresponding quarter ended September 30, 2006 and 2005 were $55,660, $55,537 and $57,575, respectively. The unit cost of sales has also stabilized as a percentage of sales in the same corresponding quarters.  However, the Company is still operating overall with a significant loss from operations.  This reflects, to a great extent, the costs associated with the work being done to register its products for sale in jurisdictions other than Canada and ongoing administrative, management and intellectual property protection costs. To generate a net profit, the Company believes that it must register its products for sale in another major market, such as the United States or China or both, to achieve sales economies or achieve significant sales of its newer products such as the hand sanitizer and disinfectant cleaners. However, even if the Company becomes operationally profitable from the introduction and sale of new products, the Company plans to invest heavily in clinical testing and registration of its therapeutic products in Canada, the EU and the US through Health Canada, the EMA and the FDA, respectively. To accomplish these goals, the Company will need to raise significant amounts of new funding and the expenses associated with these activities will affect the ability of the Company to show a profit until they are completed.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

1.3

SELECTED FINANCIAL INFORMATION (continued)

Trend information

There are no markets or other trends which the Company believes materially affect its business prospects other than small seasonal dips in sales observed during the summer months and over Christmas and into the New Year. The Company’s existing customers and the general public are becoming more aware of disinfectant products. The continuing spread of antibiotic-resistant bacteria is contributing to this awareness and a perception that there is a growing need or demand for products similar to those the Company produces. This has resulted in growth in the market for disinfectant products, in particular consumer products which provide antibacterial soaps and lotions.  No reliable quantification of the growth these product sales have experienced is available and no growth or future growth can be reliably predicted. The Company believes that its revenues will increase as new products, based on the T36® formulation are launched.

1.4

 RESULTS OF OPERATIONS

Sales

As the T36® Disinfectant Cleaner Concentrate and T36® Antiseptic Hand Sanitizer are still pending,  the Company’s sales were primarily due to the sale of T36® Disinfectant and T36® Hand Sanitizer through its distributors to the first responders, dental and beauty markets. The Company recorded sales of $55,660 for the three month period ended September 30, 2008 as compared to $55,537 for the three month period ended September 30, 2007. The Company relies heavily on its current distributors to provide T36® products to customers.

The Company anticipates that the sales will grow when more products, including T36® Antiseptic Hand Sanitizer Gel, , and T36® Disinfectant Cleaner Concentrate, are introduced to the market. The Company observed that no new major competitors have appeared in the market nor have any withdrawn from the market. However, certain companies have introduced new varieties of disinfectant products, including disinfectant products in wipe form to the market so that the selection of products appears to be increasing.

Cost of Sales

For the three month period ended September 30, 2008, the cost of sales incurred was $37,870, representing 68% of total sales as compared to $35,679, representing 64% of total sales for the same corresponding period of last fiscal year.  As anticipated, the cost of sales increased due to an increase in warehousing costs and handling charges. Cost of sales includes the direct costs of the inventory sold during the period plus warehousing costs, shipping and handling charges.

Gross Profit

For the three month period ended September 30, 2008,  the Company recorded a gross profit of $17,790.  A gross profit of $19,858 was recognized in same corresponding quarter of last fiscal year. Gross profit has been remained relatively stable over the reported periods.

Advertising and Promotion

Advertising and promotion costs for the three month period ended September 30, 2008 and 2007 were $1,201 and $6,479, respectively. The Company did not undertake any promotion with the distributers.  The Company anticipates that additional investment in this area is required in subsequent quarters when the new products, such as T36® Antiseptic Hand Sanitizer Gel, and T36® Disinfectant Cleaner Concentrate, are introduced to the current distributors and to the market.  New promotional literature will be provided to the current and new distributors.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

1.4     RESULTS OF OPERATIONS (continued)

Consulting

Consulting fees for the three months period ended September 30 2008 and 2007 were $114,458 and $75,330, respectively.  An increase of $39,128 over the corresponding quarters was primarily due to the non-cash compensation expenses of $39,542 being recognized in consulting fees as described in Note 7(b) of the interim consolidated financial statements. Included in the consulting fees were $81,000 paid to executives of the Company in remuneration for their services to the Company.  The related party transactions were provided in Note 9 of the interim consolidated financial statements.  The Company hired third party consultants to carry out ongoing projects including branding, marketing and product development.

Investor Relations

The investor relations activities amounted to $44,025and $21,344 for the three month period ended September 30, 2008 and 2007, respectively.  Freeform Communications, Inc. (“Freeform”) provided their services to the Company and in return, the Company paid a total of $12,000  and $10,000 for the three month period ended September 30, 2008 and 2007, respectively, to Freeform.  Included in this category was a portion of the non-cash stock-based compensation of $31,338 for options provided to Freeform and fees of $687 paid to Marketwire for the three month period ended September 30, 2008 for the dissemination of news releases.  The Company paid $1,344 to Marketwire for the same corresponding quarter of last year.

Legal and Accounting Fees

Legal and accounting fees were totaled $15,268 and $10,407 for the three month period ended September 30, 2008 and 2007, respectively.  An increase in legal and accounting fees was partly due to the ongoing foreign securities registration assisted by Stanislaw Ashbaugh L.L.P.  Legal fees incurred in the periods consisted of advising the Company on general legal matters, attending to preparation of required and revised documentation to the TSX Venture Exchange and the securities commissions and reviewing 20F documents for the registration of the Company’s securities in the United States. Accounting fees consisted of the additional cost of the audits.

Product Registration and Development Costs

Total costs incurred in this category for the three month period ended September 30, 2008 and 2007 were $65,317 and $5,898, respectively.  The expenses related to development activities, which do not meet generally accepted criteria for deferral, and research activities are expensed as incurred.. Costs incurred in the quarter included testing fees paid to BioScience Laboratories, Inc. to undertake clinical testing for the T36® therapeutic applications, and consultants fees paid to regulatory consultants in Canada and US to pursue the registration of the Company’s therapeutic products.

Wages and Benefits

Wages and benefits were increased to $16,988 for the three month period ended September 30, 2008 as compared to  $12,853 for the three month period ended September 30, 2007.  Costs in this category include the wages paid to accounting and administrative assistance and to sales and marketing staff.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

1.4     RESULTS OF OPERATIONS (continued)

Loss from Operations

The loss from operations was $266,877 for the three month period ended September 30, 2008 as compared to $136,074 for same corresponding quarter of last fiscal year.  Losses for the quarter ended September 30, 2008 were significantly greater due to the non-cash stock based compensation expenses of $39,542 being recognized in the statement of operations. The Company recorded no stock based compensation in the same corresponding quarter of last fiscal year. The Company continued to have Dr. Hibbard assist with regulatory matters to satisfy FDA’s requirements and to evaluate the potential applications and development of the Company’s T36® technology and the regulatory pathways to commercialization and PharmEng Technology to assist regulatory matters in Canada and EU. The Company continued to pursue the registration of its securities in the US with the assistance of Stanislaw & Ashbaugh, LLP.

Management continues to work towards the launch of new products, including T36® Disinfex Disinfectant Spray, T36® Antiseptic Hand Sanitizer, T36® Disinfectant Cleaner Concentrate, T36® Disinfectant Cleaner Wipes and the therapeutic products. The pursuit of the new therapeutics products requires the Company to invest continuously in product development, clinical trials, product registrations and intellectual property protection.  As a result, further losses will be anticipated in subsequent years.

 Other Income (Loss)

Interest income earned from bank deposits for the three month period ended September 30, 2008 and 2007 was $3,013 and $4,990, respectively.  The increase was due to an increase in cash position upon the closing of various private placements and the exercising of options and warrants from the holders during 2008 fiscal year.

Loss for the Year

The interest income earned over the quarter reduced the loss for the three month period ended September 30, 2008 to $263,864,  as compared to $131,084 in the same corresponding fiscal year last year.   The non-cash compensation expenses of $39,542 and $nil were being in the statement of operations for the three month period ended September 30, 2008 and 2007, respectively. The details of non-cash compensation were disclosed in Note 7(b) of the interim consolidated financial statements.

Use of Proceeds

The net proceeds received from the closing of recent private placements will be used for working capital and for general and administrative purposes.

1.5   SUMMARY OF QUARTERLY RESULTS

Period Ended	Sept/08	Jun/08	Mar/08	Dec/07	Sept/07	Jun/07	Mar/07	Dec/06	Sept/06
Revenue	55,660	73,359	66,848	53,298	55,537	61,433	72,879	64,356	57,575
Net Loss	263,864	931,597	310,891	564,163	131,084	280,581	86,061	90,182	105,266
Loss/Share	0.01	0.02	0.01	0.01	0.01	0.00	0.00	0.00	0.00
Total Assets	2,342,449	2,533,975	2,696,062	1,946,087	1,255,681	854,166	176,316	175,743	208,281

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

1.5   SUMMARY OF QUARTERLY RESULTS (continued)

The revenues generated from the sale of T36® Disinfectant and T36® Hand Sanitizer have been relatively consistent for the three month period ended September 30, 2008 and the last two corresponding quarter ended September 30, 2007 and 2006. The revenues were ranging from $55,000 to $73,000 per quarter.  The difference is attributable to the timing of ordering and some seasonality as described above.   Cost of goods was also very consistent over the periods reported. Operating expenses vary from quarter to quarter depending on the activities taking place such as registering T36® products in major markets, pursuing clinical trials, seeking expert advice on product regulatory issues, re-branding and advertising current and new lines of products and seeking registration of ALDA’s securities in the US.  Greater losses were incurred in the second and fourth quarters of 2008 due to the non-cash stock-based compensation expenses of $478,238 and $402,057 accounted for in the fourth and second quarter of 2008, respectively, and the impairment loss of $190,638 on patent application and development costs and intangible assets. For the three month period ended September 30, 2008, the non-cash stock-based compensation expenses were $39,542.  In connection with the settlement of legal disputes, the Company recognized a net gain of $10,545 in fiscal year 2007.  As described in Section 1.2 “Overall Performance of the Company”, the Company continued to observe net losses.

Total assets increased significantly over the reported periods as a result of closing private placements and exercising of options and warrants.  The total assets, as of September 30, 2008, were $2,342,449. The cash and equivalents representing 94% of the total assets while accounts payable and accruals were $52,718. For the last corresponding quarter ended September 30, 2007, the Company had total assets of $1,255,681; cash and equivalents accounted for 74% of the total assets..

1.6    LIQUIDITY

Although the Company generates some revenues from the sale of its lead product, T36® Disinfectant, sales are mainly occurring in Canada and commencing in China.  T36® Disinfectant is registered in the United Kingdom and the Company will be pursuing opportunities in European markets but no firm plan has yet been established.  The manufacturing facility for the Company’s products in China is now in operation.  The Company has also established a plan for the development, testing, registration and marketing of therapeutic applications of the T36® formulation.  Management is also evaluating the possibility of acquiring technologies that are complementary to T36® technology and launching similar type of products lines in the near future.  It is expected that the Company will need to undertake further financing in order to pursue these plans and these financings will lead to the dilution of current shareholders of the Company.

1.7

 CAPITAL RESOURCES

During the three month period ended September 30, 2008, the Company received $38,000 from the exercise of 380,000 options at an exercise price range of $0.10 per option.  Option values of $7,600 previously recorded in contributed previously recorded in contributed surplus for options were credited to share capital.  106,250 options granted on December 7, 2007 at an exercise price of $0.50 and 25,000 options granted on May 2, 2008 at an exercise price of $0.80 were vested with option values of $39,542 recorded in contributed surplus for options.

As at September 30, 2008, the Company had 49,891,799 outstanding common shares and a total of 6,677,500 outstanding warrants exercisable at an exercise price range of $0.24 to $0.45 before the date of expiration. The outstanding stock options as at September 30, 2008  were 4,420,000 (4,113,750 options exercisable) at an exercise price range of $0.11 to $0.80 per option.  Upon the exercise of outstanding warrants and options, the Company will have fully diluted outstanding common shares of 60,551,799.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

1.7

CAPITAL RESOURCES (continued)

At the time of this report, the Company has sufficient working capital to pursue its development plans and to fund its operations.  However, there can be no guarantee that the Company will derive any proceeds from the exercise of outstanding warrants and options.  There is no assurance that additional funding will be made available to the Company to fulfill its business objectives.  In additional there can be no assurance that the Company will be able to obtain adequate financing in the future to fulfill its business objectives or that the terms of such financing will be favourable.  Many of the Company’s products still require further development, laboratory testing and human testing in order to obtain required regulatory approvals.  A lack of funds will impair the ability of the Company to complete such tests.  A lack of funds will also impair the Company’s ability to establish marketing and sales plans once the products have been approved for sale.  If adequate financing is not available when required, the Company may be required to delay, scale back or eliminate various activities and may be unable to continue in operation.  The Company may seek such additional financing through debt or equity offerings, which might alter the capital structure of the Company, but there can be no assurance that such financing will be available on terms acceptable to the Company or at all.  Any equity offering will result in dilution to the ownership interests of the Company’s shareholders and may result in dilution to the value of such interests.

1.8   COMMITMENTS AND AGREEMENTS

a)

Effective January 1, 2006, the Company entered into an agreement to lease its office premises over a period of one year.  After the first year, a holding over provision is instituted in which the landlord accepts rent from the Company, the new tenancy is a month to month tenancy, subject to the terms and covenants of the lease which are applicable to a month to month tenancy, except that:

(1)

it will be subject to termination by the Landlord on one week's written notice to the Tenant;

(2)

there will be no right of renewal; and

(3)

the monthly Basic Rent payable will be increased by 50% above the monthly basic rent last payable under the  lease. This condition has not been imposed on the Company by the landlord because the space has been subjected to an extended period of renovation, the rented area has been has changed and the landlord is a company controlled by a director of the Company.

The Company’s minimum lease payment obligations under the agreement as at July 1, 2008, totaled $26,320, payable in the 2009 fiscal year.

b)

The Agreement with Fuzhou Xinmei Biotech Co. Ltd. (“Fuzhou”), which allowed manufacturing and marketing in Fujian province in China, was transferred to He-Yi She Ye Limited (“He-Yi”) and expanded to cover marketing in all of China. Prior to that transfer of rights, the agent for Fuzhou secured a Certificate of Approval, on August 31, 2006, from the Fujian Centre of Disease Control for T36® Disinfectant after passing all of the required tests. This certificate allowed the agent for Fuzhou to apply to the Chinese National Centre for Health Inspection and Supervision for approval to manufacture T36® Disinfectant for sale in China and for export. The registration of T36® Disinfectant in China was expanded beyond disinfection of inanimate objects, such as hospital equipment and instruments, to also allow external use on humans, including use as a first-aid antiseptic and hand sanitizer.  He-Yi has provided a fully equipped manufacturing facility according to the specifications provided by ALDA, to produce the ALDA products. He-Yi will have the right to distribute ALDA’s products in China subject to ALDA’s approval of each distributorship.

1.9    OFF-BALANCE SHEET ARRANGEMENTS

The Company is not aware of any off-balance sheet transactions requiring disclosure.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

1.10   TRANSACTIONS WITH RELATED PARTIES

a)

During the three month period ended September 30, 2008, the Company paid consulting fees of $81,000 (September 30, 2007: $54,000) to companies controlled by directors of the Company.

b)

During the three month period ended September 30, 2008, the Company paid rent of $6,580 (September 30, 2007: $6,493) to a company controlled by a director of the Company.

These transactions were measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

 1.11   FIRST QUARTER EVENTS, 2009

During the three month period ended September 30, 2008, the Company received funds of $38,000 from the exercise of 380,000 options at $0.10 per option.  The Company’s sales were $55,660 which is close to the average sales recorded per quarter for the last 7 quarters.  For the three month period ended September 30, 2008 general and administration expenses included laboratory testing of the T36® formulation undertaken by Bioscience Laboratories, Inc. and payments to regulatory and marketing consultants and ongoing registration and filing of the Company’s securities in the United States were $263,864. The Company was continuing working on finalizing the packaging and label designs for the commercial and retail products for distributors.

There were no significant adjustments except that certain comparative figures for the quarter have been reclassified to conform to the presentation adopted for the quarter ended September 30, 2008 .

1.12

   ROPOSED TRANSACTIONS

The Company is not aware of any proposed transactions requiring disclosure.

1.13   CRITICAL ACCOUNTING ESTIMATES

The preparation of the financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the amounts reported of assets and liabilities, the disclosure of contingent assets and liabilities at the date of financial statements and the amounts of revenues and expenses for the reporting period.  The areas of estimation are the stock-based compensation, estimated useful lives of depreciable assets, and intellectual property.  The Company believes that the estimates and assumptions upon which it relies are reasonable and are based on information available to the Company at the time that estimates and assumptions are made.  Actual results could differ from those estimates.

1.14a   CHANGES IN ACCOUNTING POLICIES INCLUDING INITIAL ADOPTION

Effective July 1, 2001, the Company adopted the new recommendations of the Canadian Institute of Chartered Accountants Accounting Handbook Section 3870, Stock-based Compensation and Other Stock-based Payments ("CICA 3870"). During the year ended June 30, 2004, CICA 3870 was amended to require the use of the fair value-based method to account for stock Options granted to employees. In accordance with the revised recommendations, the Company has prospectively applied the fair value-based method to all stock Options granted to employees on or after July 1, 2003, whereby compensation cost is measured at fair value at the date of grant and is expensed over the vesting period.

Effective July 1, 2003, the Company adopted the recommendations of the Canadian Institute of Chartered Accountants Handbook, Section 3063, Impairment of long-lived assets ("CICA 3063"). The new recommendations were applied prospectively to all long-lived assets held for use by the Company after July 1, 2003.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

1.14a   CHANGES IN ACCOUNTING POLICIES INCLUDING INITIAL ADOPTION (continued)

The financial statements include a note providing reconciliation to United States Generally Accepted Accounting Standards (“GAAS”).

Patent application and development costs include all expenditures attributable to efforts by the Company to develop, and bring to commercial production a new product as well as to acquire legal protections for its proprietary products, such as trademarks and patents.  Such amounts are charged as an expense in the period incurred except in circumstances where the market and technical feasibility of the product have been established, and recovery of patent application and development costs can reasonably be regarded as assured and future values can be realized, in which case such costs are capitalized.  In the latter case, patent application and development costs are amortized on a systematic basis over the patent life of 20 years.   The carrying amounts of intangible assets which are determined to have a finite useful life are amortized on a systematic basis over the useful life of 20 years. At this time, no patent costs or intangible assets are capitalized.

The Company adopted the following new accounting standards issued by the Canadian Institute of Chartered Accountants (“CICA”) relating to comprehensive income, recognition, measurement, disclosure and presentation of financial instruments and hedges.  These new accounting standards are applied prospectively beginning July 1, 2007.  Adoption of these standards had no impact on the consolidated financial statements for the three month period ended September 30, 2008

Section 1530 – Comprehensive Income – This section established standards for reporting and presentation of a statement of comprehensive income.  Comprehensive income includes net earnings and other comprehensive income.  Other comprehensive income is defined as the change in equity from transactions and other events from non owner sources.  Other comprehensive income includes holding gains and losses on certain derivative instruments that are classified as available-for-sale, and gains or losses due to the change in foreign currency relating to self-sustaining foreign operations, all of which are not recognized in net earnings until realized.

Section 3251 – Equity – In addition to Section 1530 (Comprehensive Income), this section establishes standards for the presentation of equity and changes in equity during the reporting period.

Section 3855 – Financial Instruments – Recognition and Measurement – This section established standards for recognizing and measuring financial instruments in the balance sheets and specifying how unrealized or realized gains and losses are to be presented during the reporting period.  In accordance with the new accounting standard, all financial assets and financial liabilities are measured at fair value on initial recognition except for certain related party transaction.

Financial instruments have been classified as held-to-maturity, available-for-sale, held for trading, loans and receivables, or other financial liabilities.  Financial assets that are held to maturity, other than those held for trading, are measured at amortized cost.  Available-for-sale instruments are measured at fair value with unrealized gains and losses recognized in other comprehensive income until realized, at which time realized gains and losses will be recognized in net income.  Held for trading instruments are measured at fair value with unrealized gains and losses recognized in the results of operations in the period in which they arise.  Loans and receivables are measured at amortized cost using the effective interest method.  Any gains or losses on the realization of loans and receivables are included in earnings.  Financial liabilities that are not classified as held to maturity are classified as other financial liabilities, and are carried at amortized costs using the effective interest method.  Any gains and losses on realization of other financial liabilities are included in earnings.  Any transaction costs incurred to acquire financial instruments will be included in earnings.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

.14a   CHANGES IN ACCOUNTING POLICIES INCLUDING INITIAL ADOPTION (continued)

The Company’s financial instruments consist of cash and equivalents, accounts receivable, prepaid expenses and others, subscriptions receivable, and accounts payable and accrued liabilities.  The fair value of these instruments approximates the carrying amounts due to the immediate or short-term maturity of these financial instruments. The Company has made the following classifications:

Cash and equivalents

Held for trading

Accounts receivable

Loans and receivable

Prepaids expenses and others

Loans and receivable

Subscriptions receivable

Loans and receivable

Accounts payable and accrued liabilities

Other financial liabilities

Section 3861 – Financial Instruments – Disclosure and Presentation – This section establishes standards for presentation of financial instruments and non-financial derivates and identifies the information that should be disclosed about them.  This section establishes standards for presentation of financial instruments and identifies the information which should be disclosed about them.  Under the new standards, policies followed for years prior to the effective date are generally not reversed, and therefore the comparative figures have not been restated.

Section 3862 – Financial Instruments – Disclosures and Section 3863 – Financial Instruments – Presentation - These sections revised and enhance the disclosure requirements while carrying forward its presentation requirements.  These new sections will place increased emphasis on disclosures about the nature and extent of risks associated with both recognized and unrecognized financial instruments, how the entity manages the risks, and the exposure to liquidity, currency and other price risks.

It is management’s opinion that the Company is not exposed to significant interest, currency, credit, and liquidity risk arising from these financial instruments.  The Company has transactions dominated in US dollars but exposure to currency risk is immaterial.  The Company mitigates its exposure to credit risk by maintaining its primary operating accounts with chartered bank in Canada and constantly monitoring credit standing of counterparties.  The Company manages its liquidity risk through the management of its capital as described in note 14.  The Company does not use financial derivatives.

Section 3865 – Hedges – This section establishes standards for the Company that chooses to designate qualifying transactions as hedges for accounting purposes.  This section builds on Accounting Guideline AcG-13, “Hedging Relationships,” and Section 1650, “Foreign Currency Translation”.  The Company does not use hedge accounting and has no hedging relationships.

Section 1535- Capital Disclosures – This section establishes standards for disclosing information about an entity’s capital and how it is managed.  It requires the disclosure of the entity’s objectives, policies and processes for managing capital as well as summary quantitative data on the elements included in the management of capital.

Section 3031 – Inventories – This section establishes standards for measuring the inventories.  The new standards require that the inventories shall be measured at the lower of cost and the net realizable value.  This section provides guidelines on the determination of cost and its subsequent recognition as an expense, including any write-down to net realizable value and reversal of a previous write-down when the value of inventories is evidently increased due to the change in economic circumstances.  The use of last-in, first-out method (LIFO) in measuring inventories is not recommended. This section applies to interim and annual financial statements for fiscal years beginning on or after January 1, 2008.  The Company is evaluating the effect of adopting this new standard.

Section 3064 –Goodwill and Intangible Assets– The replacement of Section 3062 establishes standards for the recognition, measurement, presentation and disclosure of goodwill and intangible assets.  The Company is evaluating the impact of this new standard.

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

1.14b   FUTURE CHANGES IN ACCOUNTING POLICIES

As announced by the Canadian Accounting Standards Board (“AcSB”), the financial reporting requirements for Canadian companies will be changed to the use of International Financial Reporting Standards (“IFRS”), replacing Canada’s own GAAP.  The changeover date for publicly-listed companies is 2011.  The Company has begun reviewing the IFRS for 2011.  At this time, the Company has not yet determined the financial reporting impact due to the change of new reporting standards.

1.15   FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and equivalents, accounts receivable, subscriptions receivable, accounts payable and accrued liabilities. The fair value of these instruments approximates their carrying values except where otherwise noted. It is management's opinion that the Company is not exposed to significant interest, currency, or credit risk arising from these financial instruments except where otherwise noted.

1.16

OTHER MD&A REQUIRMENTS

(a)

Additional Information

Additional information relating to the Company can be found on the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (SEDAR) database at www.sedar.com.

Additional relevant disclosure, such as expensed research and development costs, general and administration expenses, material costs, whether capitalized, deferred or expensed are disclosed in the accompanying financial statements for the three month period ended September 30, 2008 as allowed in NI 51-102, Section 5.3 (3).

(b)

Disclosure of Outstanding Share Data

The following table summarizes our outstanding share capital as at:

Security In number	For the three month period ended September 30, 2008	The reporting date December 1, 2008
Each class and series of voting or equity securities for which there are securities outstanding: Common Shares	49,891,799	49,891,799

Each class and series of securities for which there are

securities outstanding if the securities are convertible into,

or exercisable or exchangeable for, voting or equity

securities

Stock Options

Warrants

Convertible Debentures

	4,113,750 6,677,500 -	4,663,750 6,677,500 -
Each class and series of voting or equity securities that are issuable on the conversion, exercise or exchange of outstanding securities above Common Shares Fully diluted	10,791,250 60,683,049	11,341,250 61,233,049

ALDA 2008-03-30 Q1 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 2008

1.16

OTHER MD&A REQUIRMENTS (continued)

(c)

Disclosure Controls and Procedures

The management of ALDA is responsible for establishing and maintaining disclosure controls and procedures for the Company and has designed such disclosure controls and procedures, or caused them to be designed under ALDA management’s supervision, to provide reasonable assurance that material information relating to the Company, including its consolidated subsidiaries, is made known to ALDA management by others within those entities particularly during the period covered by this MD&A.

ALDA management has evaluated the effectiveness of the Company’s disclosure controls and procedures for the period covered by this MD&A and based on that evaluation, the management has concluded that the disclosure controls and procedures are effective.

 (d)     Internal Control Over Financial Reporting

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting.  Management has considered the effectiveness of design of the Company’s internal controls and procedures over financial reporting and has noted weaknesses in internal controls over financial reporting such as a lack of segregation of duties because of limited staff members.

Management intends to initiate steps to remedy the noted shortcomings over the next fiscal year by carrying out a management assessment of the weaknesses with a view to improving areas where weaknesses exist and implementing procedures aimed at minimizing the risk of material error in its financial reporting.

1.17    SUBSEQUENT EVENTS

Subsequent to the three month period ended September 30, 2008, the Company granted incentive stock options to certain directors, senior officers, employees and consultants to purchase an aggregate of 550,000 common shares at an exercise price of $0.20 and a term of five years, expiring on October 31, 2008.

ALDA 2008-03-30 Q1 MD&A

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